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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FIRST HAWAIIAN, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 22, 2017

Dear Stockholder:

        On behalf of the Board of Directors and management of First Hawaiian, Inc., I am pleased to invite you to the 2017 Annual Meeting of Stockholders. The Annual Meeting will be held at The Bankers Club, 999 Bishop Street, 30th Floor, Honolulu, Hawaii on Wednesday, April 26, 2017 at 8:00 a.m., local time.

        The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be conducted at the Annual Meeting. Our Board of Directors and senior officers, as well as representatives from our independent registered public accounting firm, will be present to respond to appropriate questions from stockholders.

        Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided or vote telephonically or electronically using the telephone and Internet voting procedures described on the proxy card at your earliest convenience.

Sincerely,

Robert S. Harrison
Chairman and Chief Executive Officer

FIRST HAWAIIAN, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 26, 2017

        NOTICE HEREBY IS GIVEN that the 2017 Annual Meeting of Stockholders of First Hawaiian, Inc., will be held at The Bankers Club, 999 Bishop Street, 30th Floor, Honolulu, Hawaii on Wednesday, April 26, 2017, at 8:00 a.m., local time, for the purpose of considering and voting upon:

  1.
  The election of nine directors named in this Proxy Statement to serve until the 2018 Annual Meeting of Stockholders;

  2.
  The appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm for fiscal year 2017; and

  3.
  Such other business as properly may come before the Annual Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

        The Board of Directors has fixed the close of business on March 13, 2017 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

        A list of stockholders entitled to vote at the 2017 Annual Meeting will be available for inspection upon request of any stockholder for a purpose germane to the meeting at our principal executive offices at 999 Bishop St., 29th Floor, Honolulu, Hawaii 96813, during the ten days prior to the meeting, during ordinary business hours, and at The Bankers Club, 999 Bishop Street, 30th Floor, Honolulu, Hawaii, during the meeting.

        If you hold your shares of common stock through a broker or nominee and you plan to attend the 2017 Annual Meeting, you will need to bring either a copy of the voting instruction card provided by your broker or nominee or a copy of a brokerage statement showing your ownership as of March 13, 2017.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY WITH VOTING INSTRUCTIONS. YOU MAY VOTE BY TELEPHONE OR INTERNET (BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD) OR BY MAIL.

By order of the Board of Directors,

Joel E. Rappoport
Executive Vice President, General Counsel and Secretary

Honolulu, Hawaii
March 22, 2017

i

FIRST HAWAIIAN, INC.

999 Bishop St., 29th Floor
Honolulu, Hawaii 96813

PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, APRIL 26, 2017

        These proxy materials are furnished in connection with the solicitation by the board of directors (the "Board" or our "Board") of First Hawaiian, Inc. ("First Hawaiian" or the "Company"), a Delaware corporation, of proxies to be voted at the 2017 Annual Meeting of Stockholders of the Company and at any adjournment of such meeting (the "Annual Meeting"). This Proxy Statement (this "Proxy Statement"), together with the Notice of Annual Meeting and proxy card, is first being mailed to stockholders on or about March 22, 2017.

        The Company completed the initial public offering of shares of its common stock (the "IPO") in August 2016 and is a publicly traded bank holding company with its shares listed on the NASDAQ Global Select Market ("NASDAQ") under the ticker symbol "FHB." Prior to the IPO, the Company was a wholly-owned indirect subsidiary of BNP Paribas ("BNPP"), a financial institution based in France. BNPP undertook a series of transactions (the "Reorganization Transactions") in the months prior to the IPO in order to effect the IPO and comply with certain regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve"). Following the IPO and the secondary offering of the Company's common stock completed on February 6, 2017 (including the full exercise of the underwriters' option to purchase additional shares of common stock completed on February 17, 2017) in which, collectively, BNPP sold 53,000,000 shares of our common stock, BNPP continues to own approximately 62.0% of the Company's common stock. BNPP exercises considerable control over the Company as a controlling stockholder and pursuant to a Stockholder Agreement between the Company and BNPP entered into in connection with the IPO (the "Stockholder Agreement"). The Company owns 100% of the outstanding common stock of First Hawaiian Bank ("FHB" or the "Bank").

        When used in this Proxy Statement, the terms "First Hawaiian," "FHI," "we," "our," "us" and the "Company" refer to First Hawaiian, Inc., a Delaware corporation, and its consolidated subsidiaries, which include only First Hawaiian Bank and its subsidiaries, and the term "fiscal year" refers to our fiscal year, which is based on a 12-month period ending December 31 of each year (e.g., fiscal year 2016 refers to the 12-month period ended December 31, 2016).

ABOUT THE MEETING

When and where is the Annual Meeting?

        The Annual Meeting will be held on Wednesday, April 26, 2017 at 8:00 a.m., local time, at The Bankers Club, 999 Bishop Street, 30th Floor, Honolulu, Hawaii.

What is the purpose of the Annual Meeting?

        At the Annual Meeting, stockholders will act upon the matters described in the Notice of Annual Meeting that accompanies this Proxy Statement, including the election of nine nominees for director named in this Proxy Statement and the ratification of the appointment by the Audit Committee of the Board of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2017.

Who may vote at the Annual Meeting?

        Only record holders of our common stock, par value $0.01 per share (our "common stock"), as of the close of business on March 13, 2017 (the "Record Date"), will be entitled to vote at the Annual meeting. On the Record Date, the Company had outstanding 139,546,615 shares of common stock. Each outstanding share of common stock entitles the holder to one vote.

What constitutes a quorum?

        The Annual Meeting will be held only if a quorum is present. A quorum will be present if the holders of a majority of the shares of common stock outstanding on the Record Date and entitled to vote on a matter at the Annual Meeting are represented, in person or by proxy, at the Annual Meeting. Shares represented by properly completed proxy cards either marked "abstain" or "withhold," or returned without voting instructions are counted as present and entitled to vote for the purpose of determining whether a quorum is present at the Annual Meeting. If shares are held by brokers who are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions ("broker non-votes"), those shares will not be counted as represented at the Annual Meeting for the purpose of determining whether a quorum is present at the Annual Meeting.

How are votes counted?

  Stockholder Voting Generally

        Each stockholder entitled to vote at the Annual Meeting will be entitled to one vote for each share of stock held by such stockholder as of the Record Date, which has voting power upon the matter in question.

        Shares of capital stock of the Company (i) belonging to the Company or (ii) held by another corporation if the Company owns, directly or indirectly, a sufficient number of shares entitled to elect a majority of the directors of such other corporation, are not counted in determining the total number of outstanding shares and will not be not voted. Notwithstanding the foregoing, shares held by the Company in a fiduciary capacity are counted in determining the total number of outstanding shares at any given time and may be voted.

  Proposal 1: Election of Directors

        A plurality of the votes cast for their election is required for the election of each of the nine nominees for director. This means that the nine nominees receiving the highest number of votes will be elected regardless of whether the number of votes received by any such nominee constitutes a majority of the number of votes cast. Abstentions, votes to withhold and broker non-votes will not be counted for purposes of this proposal and will not affect the result of the vote.

  Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP

        The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal 2 is required for the ratification of the appointment of our independent registered public accounting firm. Abstentions will have the effect of voting against this proposal.

How do I submit my vote?

        If you are a stockholder of record, you can vote by:

  •
  attending the Annual Meeting and voting by ballot;

  •
  signing, dating and mailing in your proxy card;

  •
  using your telephone, according to the instructions on your proxy card; or

  •
  visiting http://www.voteproxy.com and then following the instructions on the screen.

What do I do if I hold my shares through a broker, bank or other nominee?

        If you hold your shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

How do I attend the Annual Meeting and vote in person, and what do I need to bring?

        All stockholders who attend the Annual Meeting in person will be asked to check-in at the registration desk prior to admittance to the meeting. Stockholders who own Company stock through a broker, or other nominee, will need to bring an account statement as proof of ownership along with photo identification. No cameras or recording equipment will be permitted in the Annual Meeting, and all cell phones must be turned off. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the Annual Meeting, you will need to ask the holder for a legal proxy. You will need to bring the legal proxy with you to the Annual Meeting and turn it in with a signed ballot that will be provided to you at the Annual Meeting.

Can I change or revoke my vote after I return my proxy card?

        Yes. If you are a stockholder of record, you may change your vote by:

  •
  voting in person by ballot at the Annual Meeting;

  •
  returning a later-dated proxy card;

  •
  entering a new vote by telephone or on the Internet; or

  •
  delivering written notice of revocation to our Corporate Secretary by mail at 999 Bishop St., 29th Floor, Honolulu, Hawaii 96813.

Who will count the votes?

        Joel E. Rappoport, Executive Vice President, General Counsel, and Secretary of First Hawaiian, will act as inspector of election at the Annual Meeting and will count the votes.

Will my vote be kept confidential?

        Yes. As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are kept secret and are available only to the Company and its inspectors, who are required to acknowledge their obligation to keep your votes confidential.

Who pays to prepare, mail and solicit the proxies?

        The Company pays all of the costs of preparing, mailing and soliciting proxies in connection with this Proxy Statement. In addition to soliciting proxies through the mail by means of this Proxy Statement, we may solicit proxies through our directors, officers and employees in person and by telephone, facsimile or email. The Company asks brokers, banks, voting trustees and other nominees and fiduciaries to forward proxy materials to the beneficial owners and to obtain authority to execute proxies. The Company will reimburse the brokers, banks, voting trustees and other nominees and fiduciaries upon request. In addition to solicitation by mail, telephone, facsimile, email or personal contact by its directors, officers and employees, the Company has retained the services of D. F. King & Co., Inc., 40 Wall Street, New York, NY 10005, to solicit proxies for a fee of $7,500 plus expenses.

What are the Board's recommendations as to how I should vote on each proposal?

        The Board recommends a vote:

  •
  FOR the election of each of the nine director nominees named in this Proxy Statement; and

  •
  FOR the ratification of the Audit Committee's appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2017.

How will my shares be voted if I sign, date and return my proxy card?

        If you sign, date and return your proxy card and indicate how you would like your shares voted, your shares will be voted as you have instructed. If you sign, date and return your proxy card but do not indicate how you would like your shares voted, your proxy will be voted:

  •
  FOR the election of each of the nine director nominees named in this Proxy Statement; and

  •
  FOR the ratification of the Audit Committee's appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2017.

        With respect to any other business that may properly come before the Annual Meeting, or any adjournment of the Annual Meeting, that is submitted to a vote of the stockholders, including whether or not to adjourn the Annual Meeting, your shares will be voted in accordance with the best judgment of the persons voting the proxies.

How will broker non-votes be treated?

        A broker non-vote occurs when a broker who holds its customer's shares in street name submits proxies for such shares, but indicates that it does not have authority to vote on a particular matter. Generally, this occurs when brokers have not received any instructions from their customers. In these cases, the brokers, as the holders of record, are permitted to vote on "routine" matters only, but not on other matters. Shares for which brokers have not received instructions from their customers will only be permitted to vote on the following proposal:

  •
  The ratification of the Audit Committee's appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2017.

        Shares for which brokers have not received instructions from their customers will not be permitted to vote on the following proposal:

  •
  To elect the nine director nominees named in this Proxy Statement.

What if other matters come up during the Annual Meeting?

        If any matters other than those referred to in the Notice of Annual Meeting properly come before the Annual Meeting, the individuals named in the accompanying proxy card will vote the proxies held by them in accordance with their best judgment. First Hawaiian is not aware of any business other than the items referred to in the Notice of Annual Meeting that will be considered at the Annual Meeting.

Your vote is important.

        Because many stockholders cannot personally attend the Annual Meeting, it is necessary that a large number be represented by proxy in order to satisfy that a quorum be present to conduct business at the Annual Meeting. Whether or not you plan to attend the meeting in person, prompt voting will be appreciated. Stockholders of record can vote their shares via the Internet or by using a toll-free telephone number. Instructions for using these convenient services are provided on the proxy card. Of course, you may still vote your shares on the proxy card. To do so, we ask that you complete, sign, date and return the enclosed proxy card promptly in the postage-paid envelope.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on April 26, 2017:

This Proxy Statement and our 2016 Annual Report to Stockholders Are Available Free of Charge at:
http://proxy.fhb.com.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Board of Directors

        Our Board currently has nine members, consisting of our Chief Executive Officer, five directors designated for nomination and election by BNPP and three other directors who are "independent" under the listing standards of NASDAQ. The terms of office of all directors expire at the Annual Meeting.

        Our Amended and Restated Bylaws provide that the Board will consist of no less than five directors and that there initially will be nine directors. Pursuant to our Certificate of Incorporation and the Stockholder Agreement, the number of directors constituting our Board will be fixed from time to time by resolution of the Board; provided that, until the date BNPP ceases to directly or indirectly beneficially own at least 25% of our outstanding common stock, we cannot change the size of our Board without either the approval of a majority of the BNPP designated directors on the Board at the time of such action or BNPP's waiver of its rights under the Stockholder Agreement.

        Until the date BNPP ceases to beneficially own at least 5% of our common stock, in connection with any meeting of our stockholders at which directors are to be elected, the Stockholder Agreement provides BNPP the right to designate a number of individuals for nomination and election to our Board determined by a formula described in the agreement. BNPP currently has the right to designate five individuals for nomination and election to our Board. We are required to recommend and solicit proxies in favor of, and to otherwise use our best efforts to cause the election of, each person designated by BNPP whose nomination has been approved. For background on our relationship with BNPP and the Stockholder Agreement, see "Related Party Transactions—Relationship with BNPP."

Nominees for Election as Directors at the 2017 Annual Meeting

        The Corporate Governance and Nominating Committee of the Board seeks candidates for nomination to the Board who are qualified to be directors consistent with the Company's corporate governance guidelines, as described below under the section entitled "Board of Directors Committees and Governance—Corporate Governance Guidelines." In nominating candidates, the Governance Committee takes into account many factors. Those factors include: whether the individual may meet various independence requirements, the individual's general understanding of the varied disciplines relevant to the success of a publicly traded company in today's business environment; understanding of the Company's business and markets; professional expertise and educational background; and other factors that promote diversity of views and experience. The Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recruiting and recommending a slate of directors that can best perpetuate the Company's success and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-nomination, the Governance Committee also considers the director's attendance at, participation in, and contributions to Board and committee activities.

        On the recommendation of the Governance Committee, the Board has determined that the size of the Board is currently appropriate and has nominated all nine current members of the Board for re-election as directors at the Annual Meeting, each to serve for a one-year term expiring at the next annual meeting of stockholders in 2018.

        The following table sets forth certain information regarding the director nominees standing for re-election at the Annual Meeting. Additional biographical information on each of the nominees is included below under the section entitled "Directors and Executive Officers."

Director Name	Age	Director Since	Principal Occupation
Robert S. Harrison	56	2016	Chairman and Chief Executive Officer of First Hawaiian
Matthew Cox	55	2016	President and Chief Executive Officer of Matson, Inc.
W. Allen Doane	69	2016	Retired Chairman and Chief Executive Officer of Alexander & Baldwin, Inc.
Thibault Fulconis	51	2016	Chief Operating Officer and Vice Chairman of Bank of the West, Vice Chairman of BancWest Corporation
Gérard Gil	67	2016	Senior finance and accounting advisor to BNPP
Jean-Milan Givadinovitch	61	2016	Executive Vice President of Bank of the West
J. Michael Shepherd	61	2016	Chairman of BNP Paribas USA, Inc., BancWest Corporation and Bank of the West
Allen B. Uyeda	67	2016	Retired Chief Executive Officer of First Insurance Company of Hawaii
Michel Vial	59	2016	Head of Group Strategy and Development of BNPP

        In considering the nominees' individual experience, qualifications, attributes, skills and past Board participation, the Governance Committee and the Board have concluded that when considered all together, the appropriate experience, qualifications, attributes, skills and participation are represented for the Board as a whole and for each of the Board's committees. There are no family relationships among any directors and executive officers. Each nominee has indicated a willingness to serve, and the Board has no reason to believe that any of the nominees will not be available for election. However, if any of the nominees is not available for election, proxies may be voted for the election of other persons selected by the Board. Proxies cannot, however, be voted for a greater number of persons than the number of nominees named. Stockholders of the Company have no cumulative voting rights with respect to the election of directors.

Required Vote

        With regard to the election of the director nominees, votes may be cast in favor or withheld. The nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected directors; therefore, abstentions, votes withheld and broker non-votes will have no effect on the results of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth information regarding each of our directors and executive officers.

Name	Age	Position
Robert S. Harrison	56	Chairman of the Board of Directors and Chief Executive Officer
Matthew Cox	55	Director
W. Allen Doane	69	Director
Thibault Fulconis	51	Director
Gérard Gil	67	Director
Jean-Milan Givadinovitch	61	Director
J. Michael Shepherd	61	Director
Allen B. Uyeda	67	Director
Michel Vial	59	Director
Eric K. Yeaman	49	President and Chief Operating Officer
Alan H. Arizumi	57	Vice Chairman of Wealth Management and Consumer Banking
Robert T. Fujioka	65	Vice Chairman and Chief Lending Officer
Michael Ching	45	Executive Vice President, Chief Financial Officer and Treasurer
Ralph M. Mesick	57	Executive Vice President and Chief Risk Officer

        A brief biography of each person who serves as a director or executive officer of our First Hawaiian is set forth below:

        Robert S. Harrison, the Chairman and Chief Executive Officer of First Hawaiian, has been the Chief Executive Officer of First Hawaiian Bank since January 2012 and the Chairman of the Bank's board of directors since May 2014. Mr. Harrison served as the Chief Operating Officer of First Hawaiian Bank from December 2009 to January 2012 and as its President from December 2009 to June 2015. He was named Vice Chairman of First Hawaiian Bank in 2007 and served as the Bank's Chief Risk Officer from 2006 to 2009. Mr. Harrison joined First Hawaiian Bank's Retail Banking group in 1996 and has over 28 years of experience in the financial services industry in Hawaii and on the U.S. mainland. Prior to the Reorganization Transactions, Mr. Harrison served as Vice Chairman of BancWest. Following the completion of the Reorganization Transactions, Mr. Harrison continues to serve as Vice Chairman of BancWest Corporation. Mr. Harrison serves on the board of Alexander & Baldwin, Inc., a Hawaii publicly traded company with interests in, among other things, commercial real estate and real estate development. He also serves as the Chairman of Hawaii Medical Service Association and is the President of the Hawaii Bankers Association. He is a member of the boards of Hawaii Community Foundation, Hawaii Business Roundtable and Blood Bank of Hawaii. Mr. Harrison holds a bachelor's degree in applied mathematics from the University of California, Los Angeles and an M.B.A. from Cornell University.

        Mr. Harrison's qualifications to serve on the Board include his operating, management and leadership experience as First Hawaiian Bank's Chairman and Chief Executive Officer, as well as his prior experience as First Hawaiian Bank's President and Chief Operating Officer and as its Chief Risk Officer. Mr. Harrison has extensive knowledge of, and has made significant contributions to, the growth of First Hawaiian and First Hawaiian Bank. Mr. Harrison also brings to First Hawaiian's Board his expertise in the financial services industry generally and in Hawaii in particular.

        Matthew Cox, a member of the Board and both the Audit and Compensation Committees of First Hawaiian, has served on the First Hawaiian Bank board of directors since 2014. He has been President and Chief Executive Officer of Matson, Inc., a public company and leading carrier for ocean transportation services in the Pacific, since 2012, having previously served as President, Chief Operating Officer and Chief Financial Officer. Mr. Cox brings to the Board of First Hawaiian extensive experience in supervising and performing company financial functions. Prior to joining Matson, Inc. in 2001, he served as Chief Operating Officer and Chief Financial Officer for Distribution Dynamics, Inc., a provider of outsourced logistics, inventory management and integrated information services that is now a division of Anixter Industries, a Fortune 500 public company. Mr. Cox also previously held executive and financial positions with American President Lines, Ltd., a global container transportation company. Mr. Cox serves on the board and the audit committee of the Standard Club, the board of Gallo Glass Company, a subsidiary of Gallo, Inc. and the advisory boards of Catholic Charities of Hawaii and the University of Hawaii Shidler College of Business, and, from 2008 to 2012, he served on the board of the Pacific Maritime Association. Mr. Cox holds a bachelor's degree in accounting and finance from the University of California, Berkeley.

        W. Allen Doane, a member of the Board and the Risk Committee and the chair of the Audit Committee of First Hawaiian, has served on the board of First Hawaiian Bank since 1999 and the board of BancWest from 2004 to 2006 and since 2012, and he has been the chairman of the First Hawaiian Bank audit committee since 2012. As retired Chairman and Chief Executive Officer of Alexander & Baldwin, Inc., a Hawaii public company with interests in, among other things, commercial real estate and real estate development, Mr. Doane brings to the First Hawaiian Board broad-based knowledge about Hawaii and its business environment, as well as extensive financial and managerial experience. Mr. Doane served as Chief Executive Officer of Alexander & Baldwin, Inc. from 1998 until his retirement in 2010. Prior to joining Alexander & Baldwin, Inc. in 1991, Mr. Doane served as Chief Operating Officer of Shidler Group, a real estate investment organization. He also held executive positions at IU International Corporation, a Philadelphia-based public company, and C. Brewer & Co., Ltd., one of Hawaii's oldest operating companies, which has since been dissolved. He currently serves on the board and audit committee of Alexander & Baldwin, Inc. and on the board and audit committee of Pacific Guardian Life Insurance Company, the largest domestic life and disability insurer in Hawaii. Mr. Doane holds a bachelor's degree from Brigham Young University and an M.B.A. from Harvard Business School.

        Thibault Fulconis, a member of the Board and the Risk Committee of First Hawaiian, has served as Chief Operating Officer and Vice Chairman of Corporate Functions at Bank of the West since 2015 and as Vice Chairman at BancWest since 2012. Previously, Mr. Fulconis was Chief Financial Officer and Treasurer of BancWest from 2006 to 2012. He brings to the First Hawaiian Board extensive experience in the financial services industry, having held numerous other senior management positions, including Head of Finance and Development for BNPP's International Retail and Financial Services Division from 2003 to 2006, Head of Financial Management at BNPP from 1995 to 2003, Senior Corporate Banking Officer at Banque Paribas Luxembourg from 1992 to 1995 and Head of Management Accounting at Banque Paribas Luxembourg from 1989 to 1992. Mr. Fulconis also served as a business analyst in the mergers and acquisitions division of Booz Allen Hamilton in Paris from 1988 to 1989. Mr. Fulconis graduated from the business school at Ecole des Hautes Etudes Commerciales with a major in finance. Mr. Fulconis was nominated to First Hawaiian's Board by BNPP consistent with its rights under the Stockholder Agreement.

        Gérard Gil, a member of the Board and the chair of both the Compensation and Corporate Governance and Nominating Committees of First Hawaiian, has been Senior Advisor to BNPP's executive committee since 2012. Mr. Gil brings to the First Hawaiian Board extensive experience in financial reporting and accounting, as he was Deputy Chief Financial Officer of BNPP from 2009 to 2011 and Group Chief Accounting Officer of BNPP from 1999 to 2009, supervising BNPP's accounting department from its creation. Before joining BNPP, he served as Group Chief Accounting Officer with Banque Nationale de Paris from 1985 to 1999, during which time he developed accounting and internal control policies and oversaw group financial and regulatory reporting. Mr. Gil previously held positions with Banque Française du Commerce Extérieur and KPMG. He was Chairman of the accounting committee of the French Banking Association from 1998 to 2016 and of the accounting committee of the European Banking Federation from 2006 to 2011. Mr. Gil serves on the audit and finance committees of CLS Group Holdings AG, Zurich and CLS International, NY, on the audit committee of Banco BNP Paribas Brazil, as a board member of the French High Council for Statutory Auditors and as a member of the audit committee of BNP Paribas USA, Inc., New York, New York. He also chairs the audit committee of BNP Paribas US Wholesale Holdings, Corp. He also served on the audit committee of BGL BNP Paribas, Luxembourg from 2012 to 2015. Mr. Gil graduated from the business school of École Supérieure de Commerce de Paris and holds a graduate degree in accounting. Mr. Gil was nominated to First Hawaiian's Board by BNPP consistent with its rights under the Stockholder Agreement.

        Jean-Milan Givadinovitch, a member of the Board and the Risk Committee of First Hawaiian, has been Executive Vice President of Bank of the West and Head of its Business Compliance Project Office since January 2016. Mr. Givadinovitch brings to the First Hawaiian Board extensive experience in overseeing audit functions and risk management in the banking industry. He previously was Director of Audit and Inspection at Bank of the West from 2002 to 2008, and prior to joining Bank of the West, he held positions at Turk Ekonomi Bankasi ("TEB"), a commercial bank in Turkey that is owned more than 70% by BNPP. From 2009 to 2015, he served on the board of TEB Investment, a TEB brokerage firm. From 2010 to 2015, Mr. Givadinovitch served on the board of TEB, as chairman of TEB's audit committee and as vice-chairman of its credit committee. During this time, he also served on the board of TEB N.V. (Netherlands), a bank specialized in commodity financing, the board of TEB Asset Management and the board of TEB Factoring, an affiliate of TEB that renders factoring services, where he served as chairman of the audit committee as well. From 2008 to 2010, Mr. Givadinovitch served as Chief Risk Officer of TEB and headed the working groups on risks and recovery during TEB's merger with Fortis Turkey. Mr. Givadinovitch holds a bachelor's degree in public administration from the Paris Institute of Political Studies and an M.B.A. from HEC—Business School. Mr. Givadinovitch was nominated to First Hawaiian's Board by BNPP consistent with its rights under the Stockholder Agreement.

        J. Michael Shepherd, a member of the Board and the Corporate Governance and Nominating Committee of First Hawaiian, has served on the board of directors of each of First Hawaiian Bank, Bank of the West and BancWest since 2008, including as a member of the First Hawaiian Bank compensation committee since 2010. Mr. Shepherd brings to the First Hawaiian Board extensive legal and managerial experience as well as knowledge of the banking industry. He is Chairman of BNP Paribas USA, Inc., BancWest Corporation and Bank of the West, having served as Chairman and Chief Executive Officer of BancWest and Bank of the West from January 2008 to June 2016. Prior to 2008, Mr. Shepherd served as President, General Counsel, Chief Risk Officer and Chief Administrative Officer of Bank of the West. Before joining Bank of the West, Mr. Shepherd was General Counsel of The Bank of New York Company, Inc. from 2001 to 2004 and a partner in the San Francisco law firm Brobeck, Phleger & Harrison LLP from 1995 to 2000. He was previously General Counsel of Shawmut National Corporation (currently a Bank of America affiliate) from 1993 to 1995 and Special Counsel to Sullivan & Cromwell LLP from 1991 to 1993. Mr. Shepherd also served as Senior Deputy Comptroller of the Currency, Associate Counsel to the President of the United States and Deputy Assistant Attorney General. He was President of the Federal Advisory Council to the Federal Reserve in 2014 and was a member of the Council from 2012 to 2014. Mr. Shepherd also serves on the boards of Pacific Mutual Holdings, which engages in insurance, financial services and other investment-related businesses, and Pacific Life Insurance Company, a provider of various life insurance products, mutual funds and investment advisory services. He holds a bachelor's degree from Stanford University and a J.D. from University of Michigan Law School. Mr. Shepherd was nominated to First Hawaiian's Board by BNPP consistent with its rights under the Stockholder Agreement.

        Allen B. Uyeda, the lead independent director and a member of both the Audit and Corporate Governance and Nominating Committees and the chair of the Risk Committee of First Hawaiian, has served on the board of directors and risk committee of First Hawaiian Bank since 2001 and 2012, respectively, and the board and risk committee of BancWest since 2012, and he has been the chairman of the First Hawaiian Bank risk committee since 2012. Mr. Uyeda brings to the First Hawaiian Board extensive knowledge of Hawaii and experience in supervising and performing company financial functions. From 1995 to 2014, he was Chief Executive Officer of First Insurance Company of Hawaii, a Honolulu-based property and casualty insurance company that, during the course of Mr. Uyeda's leadership, became a subsidiary of Tokio Marine Holdings, Inc., a multinational insurance holding company listed on the Tokyo Stock Exchange. Previously, Mr. Uyeda served as Vice President and Chief Financial Officer of the Agency and Brokerage Group of Continental Insurance Company, prior to its acquisition by CNA Financial Corporation, a public unified holding company for insurance entities. Mr. Uyeda also has several years of management, financial analyst and project engineering experience with International Paper, a public company with interests in paper-based packaging, paper and pulp industries, and Johnson Controls, Inc., a public company that provides batteries and builds efficiency services. He serves on the boards of The Queen's Health Systems and The Queen's Medical Center and is a Special Advisor to the Oahu Economic Development Board. Mr. Uyeda holds a bachelor's degree in electrical engineering from Princeton University and an M.B.A. from the Wharton School at the University of Pennsylvania.

        Michel Vial, a member of the Board and the Compensation Committee of First Hawaiian, has been Head of Group Strategy and Development at BNPP since 2011. Mr. Vial brings to the First Hawaiian Board extensive experience in the financial services industry, having been an employee and officer of BNPP for over three decades. He served as Head of BNP Corporate Finance from 1992 to 1996, Head of French Coverage for Large Corporates from 2004 to 2006 and Head of BNPP Development from 2007 to 2011. During his time as Head of BNPP Development, he was in charge of BNPP's acquisition of Fortis Bank. Prior to joining BNPP, Mr. Vial worked at Arthur Andersen Consulting, now known as Accenture. Mr. Vial serves on the supervisory boards of BNP Paribas Leasing Solutions and 441 Trust Company Ltd. (a United Kingdom company representing former Visa Europe Ltd. members). He is a graduate of Ecole Polytechnique and Ecole Nationale Supérieure des Télécommunications in Paris and holds a master's degree from Stanford University. Mr. Vial was nominated to First Hawaiian's Board by BNPP consistent with its rights under the Stockholder Agreement.

        Eric K. Yeaman, the President and Chief Operating Officer of First Hawaiian, has been President and Chief Operating Officer of First Hawaiian Bank and a member of the Bank's board of directors since June 2015. Prior to joining First Hawaiian Bank, Mr. Yeaman was the President and Chief Executive Officer of Hawaiian Telcom (NASDAQ: HCOM), Hawaii's leading telecommunications provider, from 2008 until 2015. In December 2008, Hawaiian Telcom filed a petition for bankruptcy under Chapter 11 of the federal bankruptcy laws. Under Mr. Yeaman's leadership, the company emerged from bankruptcy in October 2010 and operated profitably throughout his remaining tenure with that company. Mr. Yeaman's prior experience also includes consulting and audit work from 1989 to 2000 at Arthur Andersen LLP, where he was a Senior Manager. From 2000 until 2003, Mr. Yeaman served as Chief Operating and Financial Officer at Kamehameha Schools, and from 2003 until 2008, he served as Financial Vice President and Chief Financial Officer of Hawaiian Electric Industries Inc. (NYSE: HE), a publicly traded electric utility holding company owning the largest supplier of electricity in Hawaii, taking responsibility for financial strategy and reporting, investor relations and pension plan management. He later served as Senior Executive Vice President and Chief Operating Officer of its Hawaiian Electric Company subsidiary. Mr. Yeaman serves on the publicly traded company boards of Alaska Air Group, Inc., Alexander & Baldwin, Inc. and Hawaiian Telcom as well as the not-for-profit boards of the Queen's Health Systems (currently Chairman of the Board), Harold K.L. Castle Foundation and Hawaii Community Foundation. Mr. Yeaman holds a bachelor's in business administration degree in accounting from the University of Hawaii at Manoa and is a Certified Public Accountant (not in public practice) in Hawaii.

        Alan H. Arizumi, the Vice Chairman of Wealth Management and Consumer Banking of both First Hawaiian and First Hawaiian Bank, oversees all areas of the Wealth Management Group, which includes Personal Trust, Private Banking, Wealth Advisory, Institutional Wealth Management, Investment Services, Wealth Management Service Center, Trust Compliance and Bishop Street Capital Management Corporation. He is also responsible for the Company's Consumer Banking Group, which is comprised of the Bank's residential mortgage loan origination and servicing operations and consumer loan products. At the Bank level, he has overseen the Wealth Management Group since 2013 and the Consumer Banking Group since 2014. Previously, Mr. Arizumi was Executive Vice President of the Bank's Business, Dealer and Card Services Group from 2010 to 2013 and Executive Vice President and Chief Risk Officer of the Bank's Risk Management Group from 2009 to 2010. Since 2013, he has served as the Chairman and Chief Executive Officer of Bishop Street Capital Management Corporation (Chairman only since 2016) and as the Vice Chairman of FHB Guam Trust Co., both of which are subsidiaries of the Bank. Mr. Arizumi serves on the boards of BancWest Investment Services, Inc., a subsidiary of Bank of the West, Bishop Street Capital Management Corporation, FHB Guam Trust Co. and First Hawaiian Bank Foundation. He also serves on the local boards of Hawaii Community Foundation, Hawaii Youth Symphony, Kuakini Medical Center, Kuakini Health System, McKinley High School Foundation and KCAA Preschools of Hawaii, and he is a special advisor to the Oahu Economic Development Board. Mr. Arizumi holds a bachelor's degree in business administration from the University of Hawaii and is a graduate of the Pacific Coast Banking School.

        Robert T. Fujioka, the Vice Chairman and Chief Lending Officer of both First Hawaiian and First Hawaiian Bank, is responsible for the Company's Commercial Real Estate, Corporate Banking, Automobile Dealer and Business Services divisions and has overseen these units at the Bank level since 2007. Mr. Fujioka is also the Chief Executive Officer of First Hawaiian Leasing, a subsidiary of the Bank. He previously served in various executive positions with the Bank's Wealth Management, Trust, and Retail Branch groups, as well as with the Bank's subsidiary, Bishop Street Capital Management. Prior to joining the Bank in 1996, Mr. Fujioka held numerous executive positions at Bank of Hawaii, including President of its leasing subsidiary and Senior Vice President & Manager of Commercial Real Estate and all Hawaii Business Banking Centers. He served as Vice President and Manager of the Corporate Banking, Note and International Banking Departments at Liberty Bank from 1979 to 1986, and as Operations Officer of the Northern California Main Office of Mitsubishi Bank of California (now known as Union Bank) from 1974 to 1978. In addition to his forty-two years of experience in the banking industry in both Hawaii and California, Mr. Fujioka serves on the Boards of Trustees of the Japanese American National Museum and the Clarence T.C. Ching Foundation and the not-for-profit board of the First Hawaiian Bank Foundation, and he previously chaired and served on the boards of numerous other not-for-profit organizations. Mr. Fujioka holds a bachelor's degree from the University of Michigan and an M.B.A. from the University of Hawaii.

        Michael Ching, the Executive Vice President, Chief Financial Officer and Treasurer of First Hawaiian, has been the Chief Financial Officer and Treasurer of First Hawaiian Bank since June 1, 2015. Prior to joining First Hawaiian Bank, Mr. Ching was the managing partner of the Hawaii Office of Ernst & Young LLP, where he had worked in banking and capital markets, among other areas, since 1993. He was promoted to partner in 2007 and became managing partner of the Hawaii office in 2013. Mr. Ching serves on the national and local boards of the American Diabetes Association and on the local boards of the Boy Scouts of America (Aloha Council), Chinese Chamber of Commerce, Hawaiian Humane Society and the Hawaii Theatre. Mr. Ching holds a bachelor's degree in commerce and accounting from Santa Clara University and is a Certified Public Accountant (not in public practice) in Hawaii.

        Ralph M. Mesick, the Executive Vice President and Chief Risk Officer of both First Hawaiian and First Hawaiian Bank, is responsible for the design, implementation and oversight of the Company's risk management strategy and framework. Mr. Mesick previously served as Manager, Deputy Manager and Senior Vice President of the Bank's Commercial Real Estate Division. Prior to joining the Bank in 2012, he spent over twenty-five years at Bank of Hawaii, where he was Executive Vice President and managed Bank of Hawaii's business lines and functions, such as private banking and wealth management, credit risk and commercial real estate. He also served on Bank of Hawaii's operating, credit and trust executive committees. In addition to his over thirty years of experience in the banking industry, Mr. Mesick serves on the not-for-profit boards of Hawaii Community Reinvestment Corporation, Saint Francis Healthcare Systems, Kapiolani Hospital Foundation, Chaminade University, HomeAid Hawaii and the Boys and Girls Club of Hawaii. He holds a bachelor's degree in business administration from the University of Hawaii at Manoa and an M.B.A. with a concentration in banking, finance and investments from the University of Wisconsin-Madison.

BOARD OF DIRECTORS, COMMITTEES AND GOVERNANCE

Overview

        Our Board provides oversight with respect to our overall performance, strategic direction and key corporate policies. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. Members of the Board are kept informed of our business by various reports and documents provided to them on a regular basis, including operating and financial reports and audit reports made at Board and committee meetings by our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Risk Officer and other officers. The Board has four standing committees, the principal responsibilities of which are described below under the section entitled "—Committees of Our Board of Directors." Additionally, the directors meet in regularly scheduled executive sessions, without First Hawaiian management (generally other than Mr. Harrison) present, at each regularly scheduled meeting of the Board. An executive session may not occur for a special meeting of the Board called for a specific purpose.

Meetings

        The Board held its first meeting on April 1, 2016 in connection with the Reorganization Transactions. The Board met ten times in 2016. Each member of the Board attended more than 75% of the total number of meetings of the Board and the committees on which he served. We strongly encourage, but do not require, the members of our Board to attend annual meetings of our stockholders.

Status as a "Controlled Company"

        Our common stock is listed on NASDAQ and, as a result, we are subject to the corporate governance listing standards of the exchange. However, under NASDAQ rules, a listed company that satisfies the definition of a "controlled company" (i.e., a company of which more than 50% of the voting power is held by a single entity or group) may elect not to comply with certain of these requirements.

        Pursuant to the Stockholder Agreement, so long as BNPP directly or indirectly owns more than 50% of our outstanding common stock, and we are therefore a "controlled company," and during the 12-month transition phase following the date on which we are no longer a "controlled company" as a result of BNPP's ownership of shares of our outstanding common stock, we expect to elect not to comply with the corporate governance standards of NASDAQ requiring: (i) a majority of independent directors on the board of directors; (ii) a fully independent corporate governance and nominating committee; and (iii) a fully independent compensation committee. BNPP currently beneficially owns approximately 62.0% of our outstanding common stock. Five of our nine directors, including at least one member of each of the Corporate Governance and Nominating Committee, the Compensation Committee and the Risk Committee of our Board are directors designated by BNPP who do not qualify as "independent directors" under the applicable rules of NASDAQ.

        A director is independent if the Board affirmatively determines that he or she satisfies the independence standards set forth in the applicable rules of NASDAQ, has no material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and is independent within the meaning of Rule 10A-3 of the Exchange Act. The Board has reviewed the independence of our current non-employee directors and has determined that Matthew Cox, W. Allen Doane, Allen B. Uyeda are each an independent director.

Board Leadership Structure and Qualifications

        We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on boards of other companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders. When considering potential director candidates, our Board also considers the candidate's character, judgment, diversity, skills, including financial literacy, and experience in the context of our needs and those of the Board.

        The corporate governance guidelines of our Board provide that the Board may, in its sole discretion, designate one of the independent directors who is not a BNPP-designated director as its lead director to preside over meetings of the Board held in the absence of any director who is also an executive officer and to have such additional responsibilities and authority as the Board may direct from time to time.

        Currently, Robert Harrison serves as our Chief Executive Officer and as the Chairman of our Board, and Allen B. Uyeda has been designated to serve as the lead independent director of our Board.

        Our Chief Executive Officer is generally in charge of our business affairs, subject to the overall direction and supervision of the Board and its committees, and is the only member of our management team that serves on the Board. Our Board believes that combining the roles of Chairman of the Board and Chief Executive Officer and appointing a lead independent director is the most effective board leadership structure for us and that it provides an effective balance of strong leadership and independent oversight. Having one individual serve as both Chief Executive Officer and Chairman contributes to and enhances the Board's efficiency and effectiveness, as the Chief Executive Officer is generally in the best position to inform our independent directors about our operations, the competitive market and other challenges facing our business. Our Board believes that the Chief Executive Officer is in the best position to most effectively serve as the Chairman of the Board for many reasons as he is closest to many facets of our business, and has frequent contact with our customers, regulators and other stakeholders in our business. The Board believes that combining roles of Chief Executive Officer and Chairman of the Board also promotes timely communication between management and the Board on critical matters, including strategy, business results and risks because of Mr. Harrison's direct involvement in the strategic and day-to-day management of our business.

Board Oversight of Risk Management

        Our Board believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. Our Board, both directly and through its committees, is responsible for overseeing our risk management processes, with each of the committees of our Board assuming a different and important role in overseeing the management of the risks we face.

        The Risk Committee of our Board oversees our enterprise-wide risk management framework, which establishes our overall risk appetite and risk management strategy and enables our management to understand, manage and report on the risks we face. Our Risk Committee also reviews and oversees policies and practices established by management to identify, assess, measure and manage key risks we face, including the risk appetite metrics developed by management and approved by our Board. The Audit Committee of our Board is responsible for overseeing risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting), reviewing and discussing generally the identification, assessment, management and control of our risk exposures on an enterprise-wide basis and engaging as appropriate with our Risk Committee to assess our enterprise-wide risk framework. The Compensation Committee has primary responsibility for risks and exposures associated with our compensation policies, plans and practices regarding both executive compensation and the compensation structure generally. In particular, our Compensation Committee, in conjunction with our Chief Executive Officer and Chief Risk Officer and other members of our management as appropriate, reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees. The Corporate Governance and Nominating Committee oversees risks associated with the independence of our Board and potential conflicts of interest.

        Our senior management is responsible for implementing and reporting to our Board regarding our risk management processes, including by assessing and managing the risks we face, including strategic, operational, regulatory, investment and execution risks, on a day-to-day basis. Our senior management is also responsible for creating and recommending to our Board for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.

        The role of our Board in our risk oversight is consistent with our leadership structure, with our Chief Executive Officer and the other members of senior management having responsibility for assessing and managing our risk exposure, and our Board and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations.

Committees of Our Board of Directors

        The standing committees of our Board were organized in April 2016 in connection with our IPO and consist of an audit committee, a corporate governance and nominating committee, a compensation committee and a risk committee. The responsibilities of these committees are described below. Our Board may also establish various other committees to assist it in its responsibilities. However, the Stockholder Agreement provides that, until the date BNPP ceases to directly or indirectly beneficially own at least 5% of our outstanding common stock, without either the approval of a majority of the BNPP designated directors on our Board at the time of such action or BNPP's waiver of its rights under the Stockholder Agreement, we may not form, or delegate any authority to, any new committee of our Board or to any subcommittee thereof. The following table summarizes the current membership of the Board and each of its committees:

Director Name	Audit Committee	Corporate Governance & Nominating Committee	Compensation Committee	Risk Committee
Matthew Cox*	Member		Member
W. Allen Doane*	Chair			Member
Thibault Fulconis**				Member
Gérard Gil**		Chair	Chair
Jean-Milan Givadinovitch**				Member
Robert S. Harrison
J. Michael Shepherd**		Member
Allen B. Uyeda*	Member	Member		Chair
Michel Vial**			Member

*
"Independent" under NASDAQ listing standards.

**
BNPP-designated director.

        Audit Committee.    The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements and regulatory reporting, our compliance with legal and regulatory requirements, our independent auditors' qualifications and independence and the performance of our internal audit function and independent auditors. Among other things, the Audit Committee:

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  appoints, oversees and determines the compensation of our independent auditors;

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  reviews and discusses our financial statements and the scope of our annual audit to be conducted by our independent auditors and approves all audit fees;

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  reviews and discusses our financial reporting activities, including our annual report, and the accounting standards and principles followed in connection with those activities;

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  discusses guidelines and policies governing the process by which our overall risk exposure is assessed and managed (and the steps management has taken to monitor and control these risks);

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  pre-approves audit and non-audit services provided by our independent auditors;

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  meets with management and our independent auditors to review and discuss our financial statements and financial disclosure;

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  establishes and oversees procedures for the treatment of complaints regarding accounting and auditing matters;

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  reviews the scope and staffing of our internal audit function and our disclosure and internal controls; and

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  monitors our legal, ethical and regulatory compliance.

        Pursuant to the Audit Committee's charter and the terms of the Stockholder Agreement, the Audit Committee must consist of at least three members, all of whom are required to be "independent" under the listing standards of NASDAQ and meet the requirements of Rule 10A-3 of the Exchange Act. The Audit Committee also must include at least one "audit committee financial expert." Under the Stockholder Agreement, and unless BNPP waives its rights to appoint members to our Audit Committee, until the date BNPP ceases to directly or indirectly beneficially own at least 5% of our outstanding common stock, if any of the directors designated for nomination and election to our Board by BNPP qualifies as an independent director and satisfies the requirements of Rule 10A-3 and the NASDAQ listing standards, at least one member of the Audit Committee will be a director designated for nomination and election to our Board by BNPP. Because no director designated for nomination and election to our Board by BNPP currently qualifies as an independent director and satisfies the requirements of Rule 10A-3 and the NASDAQ listing standards, no member of the Audit Committee is a director designated for nomination and election to our Board by BNPP and no member of our Audit Committee will be a BNPP-designated director, unless BNPP designates an independent director for election to our Board. Currently, our Audit Committee members are W. Allen Doane (chair), Allen Uyeda and Matthew Cox, all of whom have been determined by the Board to be "independent" under the listing standards of NASDAQ and to meet the requirements of Rule 10A-3 of the Exchange Act, and all of whom serve as "audit committee financial experts."

        The Audit Committee has adopted a written charter that specifies the scope of its rights and responsibilities, including those listed above. The charter is available on our website at www.fhb.com under the Investor Relations tab. The Audit Committee held its first meeting on May 9, 2016 and met six times in 2016.

        Compensation Committee.    The Compensation Committee is responsible for discharging the responsibilities of our Board relating to compensation of our executives and directors. Among other things, the Compensation Committee:

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  reviews and approves our compensation programs and incentive plans, including those for our executive officers, subject to the terms of the Stockholder Agreement;

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  reviews our overall compensation philosophy;

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  if applicable, prepares our Compensation Committee report, reviews and discusses with management our compensation discussion and analysis and recommends its inclusion in our annual proxy statement or report;

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  reviews and approves director compensation and recommends to the Board any changes thereto;

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  reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer; and

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  oversees, in consultation with management, regulatory compliance with respect to compensation matters.

        Pursuant to the Compensation Committee's charter and the terms of the Stockholder Agreement, the Compensation Committee must consist of at least three members. Under the Stockholder Agreement, and unless BNPP waives its rights to appoint members to our Compensation Committee, at all times prior to the date when BNPP ceases to beneficially own at least 50% of our outstanding common stock, at least one of the members of the Compensation Committee must be a director designated for nomination and election to the Board by BNPP. After BNPP ceases to beneficially own at least 50% of our common stock, the Compensation Committee will transition to full compliance with the governance standards of NASDAQ, as follows. By the date when BNPP ceases to beneficially own at least 50% of our outstanding common stock, at least one member must be independent. On or before 90 days after the date when BNPP ceases to beneficially own at least 50% of our outstanding common stock, the Compensation Committee will consist of a majority of independent directors. On the date one year after the date that BNPP ceases to beneficially own at least 50% of our outstanding common stock, the committee will consist solely of independent directors. After such time as the Compensation Committee transitions to full independence, but prior to the date BNPP ceases to directly or indirectly beneficially own at least 5% of our outstanding common stock, if any of the directors designated for nomination and election to our Board by BNPP qualifies as an independent director, at least one such director will be a member of the Compensation Committee. Because no director designated for nomination and election to our Board by BNPP currently qualifies as an independent director, no member of our Compensation Committee will be a BNPP-designated director following such time as the Compensation Committee transitions to full independence, unless BNPP designates an independent director for election to our Board. Currently, our Compensation Committee members are Gérard Gil (chair), Michel Vial and Matthew Cox.

        The Compensation Committee has adopted a written charter that specifies the scope of its rights and responsibilities, including those listed above. The charter is available on our website at www.fhb.com under the Investor Relations tab. The Compensation Committee held its first meeting on May 10, 2016 and met six times in 2016. The Compensation Committee also met two times in 2017 to make certain determinations with respect to 2016 compensation.

        In 2016, the Compensation Committee retained the services of Pay Governance as an independent outside compensation consultant (the "Compensation Consultant") to perform a competitive assessment of First Hawaiian's executive and director compensation programs, as well as to provide guidance on the changing regulatory environment governing executive compensation. Pay Governance provides the Company annual executive and director assessments that include, but are not limited to, an assessment of First Hawaiian's financial performance relative to its peers, an assessment of First Hawaiian's compensation program compared to its peers, recommendations for total cash compensation (base salary and cash incentives), a review of equity compensation, assessment of perquisites, retirement benefits and bonuses for named executive officers, and a review of Board and committee compensation. The annual executive and director compensation assessments provide the Compensation Committee with a broad array of information from which to assess the effectiveness of its compensation programs and serve as a foundation for compensation decisions.

        In addition to providing annual assessments, our Compensation Consultant advises the Compensation Committee on best practices in light of the changes in bank regulations applicable to the Company or the Bank, assists in developing a relevant peer group for use in the executive and director market assessments and provides guidance to the Compensation Committee regarding the design of compensation arrangements that reflect First Hawaiian's compensation philosophy.

        The Compensation Consultant attends the Compensation Committee meetings upon request to review compensation data and participate in general discussions on compensation and benefits for the named executive officers and Board members. While the Compensation Committee considers input from the Compensation Consultant when making compensation decisions, the Compensation Committee's final decisions reflect many factors and considerations.

        The Compensation Committee regularly reviews the services provided by its outside Compensation Consultant and believes that Pay Governance is independent in providing executive compensation consulting services.

        Our Chief Executive Officer, in conjunction with members of the Compensation Committee and the Human Resources Division, develops recommendations regarding the appropriate mix and level of compensation for our named executive officers (other than himself). The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The Chief Executive Officer meets with the Compensation Committee to discuss the compensation recommendations for the other named executive officers. Our Chief Executive Officer does not participate in Compensation Committee discussions relating to his compensation.

        Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee is responsible for ensuring an effective and efficient system of corporate governance for First Hawaiian by clarifying the roles of our Board and its committees; identifying, evaluating and recommending to our Board candidates for directorships; and reviewing and making recommendations with respect to the size and composition of our Board. In addition, the Corporate Governance and Nominating Committee is responsible for reviewing and overseeing our corporate governance guidelines and for making recommendations to our Board concerning governance matters. Among other things, the Corporate Governance and Nominating Committee:

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  identifies individuals qualified to be directors consistent with our corporate governance guidelines and evaluates and recommends director nominees for approval by our Board;

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  reviews Board committee assignments and makes recommendations to our Board concerning the structure and membership of Board committees;

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  annually reviews our corporate governance guidelines and recommends any changes to our Board; and

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  assists management with the preparation of the disclosure in our annual proxy statement regarding director independence and the operations of the Corporate Governance and Nominating Committee.

        Pursuant to the Corporate Governance and Nominating Committee's charter and the terms of the Stockholder Agreement, the Corporate Governance and Nominating Committee must consist of at least three members. Under the Stockholder Agreement, and unless BNPP waives its rights to appoint members to our Corporate Governance and Nominating Committee, at all times prior to the date when BNPP ceases to beneficially own at least 50% of our outstanding common stock, at least one of the members of the Corporate Governance and Nominating Committee must be a director designated for nomination and election to our Board by BNPP. After BNPP ceases to beneficially own at least 50% of our common stock, the Corporate Governance and Nominating Committee will transition to full compliance with the governance standards of NASDAQ, as follows. By the date when BNPP ceases to beneficially own at least 50% of our outstanding common stock, at least one member must be independent. On or before 90 days after the date when BNPP ceases to beneficially own at least 50% of our outstanding common stock, the Corporate Governance and Nominating Committee will consist of a majority of independent directors. On the date one year after BNPP ceases to be beneficial owner of at least 50% of our outstanding common stock, the committee will consist solely of independent directors. After such time as the Corporate Governance and Nominating Committee transitions to full independence, but prior to the date BNPP ceases to directly or indirectly beneficially own at least 5% of our outstanding common stock, if any of the directors designated for nomination and election to our Board by BNPP qualifies as an independent director, at least one such director will be a member of the Corporate Governance and Nominating Committee. Because no director designated for nomination and election to our Board by BNPP currently qualifies as an independent director, no member of our Corporate Governance and Nominating Committee will be a BNPP-designated director following such time as the governance and nominating committee transitions to full independence unless BNPP designates an independent director for election to our Board. Currently, our Corporate Governance and Nominating Committee members are Gérard Gil (chair), J. Michael Shepherd and Allen Uyeda.

        The Corporate Governance and Nominating Committee has adopted a written charter that specifies the scope of its rights and responsibilities, including those listed above. The charter is available on our website at www.fhb.com under the Investor Relations tab. The Corporate Governance and Nominating Committee held its first meeting on January 23, 2017.

        Risk Committee.    The Risk Committee assists the Board in fulfilling its responsibilities for oversight of our enterprise-wide risk management framework, including reviewing our overall risk appetite, risk management strategy, and policies and practices established by our management to identify and manage risks we face. Among other things, the Risk Committee, subject to the terms of the Stockholder Agreement:

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  reviews and approves our risk management framework, including a clearly articulated risk appetite statement;

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  oversees significant credit policies and reviews and approves major changes to them;

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  oversees significant policies and practices governing the management of market risk;

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  annually approves the acceptable level of liquidity risk that we may assume in connection with our operating strategies;

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  reviews consolidated reports on operational risk, including, to the extent available, key risk indicators;

  •
  provides oversight responsibility and accountability for capital planning and oversee and approves significant capital policies;

  •
  reviews and approves the policies and procedures of the stress testing processes; and

  •
  evaluates and discusses summary information about stress test results to ensure that the stress tests are consistent with our risk appetite and overall business strategy.

        Pursuant to the Risk Committee's charter and the terms of the Stockholder Agreement, the Risk Committee must consist of at least four members. Under the Stockholder Agreement, and unless BNPP waives its rights to appoint members to our Risk Committee, until the date BNPP ceases to control us for purposes of the Bank Holding Company Act (the "BHC Act"), up to two members may be directors designated for nomination and election to our Board by BNPP. Currently, our Risk Committee members are Allen Uyeda (chair), Jean-Milan Givadinovitch, Thibault Fulconis and W. Allen Doane.

        The Risk Committee has adopted a written charter that specifies the scope of its rights and responsibilities, including those listed above. The Risk Committee held its first meeting on May 9, 2016 and met five times in 2016.

Compensation Committee Interlocks and Insider Participation

        No member of our Compensation Committee is or has been one of our officers or employees, and none will have any relationships with us of the type that is required to be disclosed under Item 404 of Regulation S K. None of our executive officers serves or has served as a member of the Board, Compensation Committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Corporate Governance Guidelines and Code of Conduct and Ethics

        Our Board has adopted corporate governance guidelines, which are accessible through our principal corporate website at www.fhb.com under the Investor Relations tab, that set forth a framework within which our Board, assisted by Board committees, will direct the Company's affairs. These guidelines address, among other things, the composition and functions of our Board, director independence, compensation of directors, management succession and review, Board committees and selection of new directors.

        Our Board has adopted a code of conduct and ethics applicable to our officers, directors and employees. A copy of that code is available on our principal corporate website at www.fhb.com under the Investor Relations tab. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our principal corporate website at www.fhb.com as required by applicable law or listing requirements.

Stockholder Communications with the Board of Directors

        Stockholders and any interested parties may communicate with the Board by sending correspondence addressed to the Board or one or more specific directors at the following address: First Hawaiian, Inc., c/o the Secretary, 999 Bishop Street, Honolulu, Hawaii 96813. All communications will be submitted by the Secretary to the relevant director or directors as addressed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND MANAGEMENT

        As of the date of this Proxy Statement, we have 139,546,615 shares of common stock issued and outstanding, of which BNPP (through its subsidiary, BancWest Corporation, which we refer to as the "BNPP selling stockholder") beneficially owns approximately 62.0%.

        The following table sets forth information, based on data provided to us or filed with the Securities and Exchange Commission (the "SEC"), with respect to beneficial ownership of shares of our common stock as of March 13, 2017 for (i) all persons known by us to own beneficially more than 5% of our outstanding common stock, (ii) each of our named executive officers, (iii) each of our directors and (iv) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Except as otherwise indicated, the address for each stockholder listed below is c/o First Hawaiian, Inc., 999 Bishop St., Honolulu, Hawaii 96813.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(6)	Percent of Class
BNPP(1)	86,459,620	62.0%
Directors and Named Executive Officers
Robert S. Harrison(2)	20,565	*
Eric K. Yeaman(3)	27,826	*
Robert T. Fujioka(4)	12,000	*
Albert M. Yamada(5)	38,694	*
Matthew Cox	5,000	*
W. Allen Doane	40,000	*
Thibault Fulconis	—	*
Gérard Gil	—	*
Jean-Milan Givadinovitch	—	*
J. Michael Shepherd	—	*
Allen B. Uyeda	4,000	*
Michel Vial	—	*
Directors and executive officers as a group (16 persons)	181,546	*

*
Less than 1%

(1)
BNPP, as the ultimate parent of the BNPP selling stockholder, beneficially owns all shares of our common stock owned of record by the BNPP selling stockholder. BNPP's investment decisions are made by its board of directors. BNPP is a public company with shares listed on the Euronext Paris exchange. The address of BNPP is 16 Boulevard des Italiens, 75009 Paris (France).

(2)
Excludes 20,348 shares of common stock underlying performance share units granted in connection with the IPO awards and 24,739 shares of common stock underlying performance share units that were granted under the LTIP, which are each subject to vesting. For a discussion of these awards, see "Executive and Director Compensation—IPO and LTIP Awards" and "Executive and Director Compensation—Long Term Incentive Plan."

(3)
Excludes 11,739 shares of common stock underlying performance share units granted in connection with the IPO awards and 24,347 shares of common stock underlying performance share units that were granted under the LTIP, which are each subject to vesting. For a discussion of these awards, see "Executive and Director Compensation—IPO and LTIP Awards" and "Executive and Director Compensation—Long Term Incentive Plan."

(4)
Excludes 7,826 shares of common stock underlying performance share units granted in connection with the IPO awards and 9,391 shares of common stock underlying performance share units that were granted under the LTIP, which are each subject to vesting. For a discussion of these awards, see "Executive and Director Compensation—IPO and LTIP Awards" and "Executive and Director Compensation—Long Term Incentive Plan."

(5)
Excludes 15,652 shares of common stock underlying performance share units granted in connection with the IPO awards and 11,043 shares of common stock underlying performance share units that were granted under the LTIP, which are each subject to vesting. For a discussion of these awards, see "Executive and Director Compensation—IPO and LTIP Awards" and "Executive and Director Compensation—Long Term Incentive Plan."

(6)
The amounts shown do not include 4,195, 2,155, 2,768, 1,500, 27,376, 17,882 and 56,742 ordinary shares of BNPP owned by Messrs. Harrison, Fujioka, Yamada, Fulconis, Gil, and Vial, and all directors and executive officers as a group, respectively, or 5,280, 3,320, 5,280, 10,500, 6,300 and 42,677 ordinary shares of BNPP that Messrs. Harrison, Fujioka, Yamada, Gil and Vial, and all directors and executive officers as a group, respectively, have the right to acquire upon the exercise of options. All such amounts represent less than 1% of BNPP's outstanding ordinary shares.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

        The following table presents compensation awarded in the fiscal years ended December 31, 2015 and 2016 to our principal executive officer, our two other most highly compensated persons serving as executive officers as of December 31, 2016 and our former Vice Chairman and Chief Administrative Officer, or paid to or accrued for those executive officers for services rendered during fiscal years 2015 and 2016. We refer to these executive officers as our "named executive officers".

Name and Principal Position	Year	Salary(3)	Bonus(4)	Stock Awards(5)	Non-Equity Incentive Plan Compensation(6)	All Other Compensation(7)	Total
Robert S. Harrison Chairman and Chief Executive Officer	2016 2015	$1,065,000 800,000	$893,000 725,000	$1,612,966 —	$648,200 739,808	$110,974 110,838	$4,330,141 2,375646
Eric K. Yeaman(1) President and Chief Operating Officer	2016	743,125	979,682	1,250,298	—	165,865	3,138,970
Robert T. Fujioka(1) Vice Chairman and Chief Lending Officer	2016	495,950	376,339	616,429	347,404	217,127	2,053,249
Albert M. Yamada(2) Former Vice Chairman and Chief Administrative Officer	2016 2015	538,629 569,842	443,043 430,139	987,241 —	427,357 486,861	89,872 158,757	2,486,142 1,645,599

(1)
Messrs. Yeaman and Fujioka were not named executive officers in 2015.

(2)
Mr. Yamada retired from First Hawaiian effective December 1, 2016.

(3)
The amount in this column for Mr. Harrison for fiscal year 2016 represents his salary ($875,000) and his role-based allowance ($190,000).

(4)
The amounts in this column for fiscal year 2015 represent annual incentive cash awards earned under the First Hawaiian Incentive Plan for Key Employees (the "IPKE"). The amounts in this column for fiscal year 2016 represent annual incentive cash awards earned under the First Hawaiian, Inc. Bonus Plan (the "Bonus Plan"). To facilitate compliance with the fourth EU Capital Requirements Directive and EU Capital Requirements Regulation (collectively, ``CRD IV"), a portion of the amounts payable for certain awards under the IPKE and the Bonus Plan were deferred as follows: for Mr. Harrison's 2015 award, $454,000 will be paid out in semi-annual installments between 2016 and 2019, for Mr. Fujioka's 2016 award, $178,468 will be paid out later in 2017, and for Mr. Yamada's 2015 award, $264,588 will be paid out in semi-annual installments between 2016 and 2019. As described under "Annual Incentive Awards" below, a portion of the deferred bonus amounts are variable based on the performance of BNPP's stock price and the exchange rate of euros to U.S. dollars. The amount in this column for Mr. Yeaman for fiscal year 2016 also includes the portion of his transition award under his offer letter that was payable in 2016, as discussed under "Offer Letter with Mr. Yeaman" below.

(5)
The amounts in this column for fiscal year 2016 represent the grant date fair value, as determined in accordance with FASB ASC Topic 718, of performance share unit awards granted pursuant to the First Hawaiian, Inc. Long-Term Incentive Plan (the "LTIP") for the 2016-2018 cycle (the "2016-2018 LTIP Awards") and one-time grant of restricted shares and performance share units granted in connection with our IPO. Each of the 2016-2018 LTIP Awards and performance share unit award amounts are based on performance achievement of 100%, which is the highest level of performance share unit award amounts that may be earned.

(6)
The amounts in this column for fiscal year 2015 represent the cash incentive awards earned under the LTIP for the 2013-2015 cycle (the "2013-2015 LTIP Awards") ($621,810 for Mr. Harrison and $420,081 for Mr. Yamada) and cash incentive awards earned pursuant to awards granted in 2013 under the BNPP International Sustainability and Incentive Scheme (the "BNPP ISIS") ($117,998 for Mr. Harrison and $66,780 for Mr. Yamada). The amounts earned pursuant to the BNPP ISIS were previously omitted from the Summary Compensation Table for fiscal year 2015 and are being disclosed here for the first time. The amounts in this column for fiscal year 2016 represent the cash incentive awards earned under the LTIP for the 2014-2016 cycle (the "2014-2016 LTIP Awards"). Mr. Yeaman commenced employment with First Hawaiian effective June 15, 2015 and was not eligible for a 2014-2016 LTIP Award.

(7)
The items comprising "All Other Compensation" for 2016 are:

Name	Perquisites and Other Personal Benefits(a)	Consulting Services(b)	Tax Reimbursements(c)	Contributions to Defined Contribution Plans(d)	Insurance Premiums(e)	Total
Robert S. Harrison	$43,226	—	$38,839	$19,875	$9,034	$110,974
Eric K. Yeaman	30,386	—	1,782	131,342	2,355	165,865
Robert T. Fujioka	27,669	—	20,645	15,625	153,189	217,127
Albert M. Yamada	26,052	$16,667	32,780	—	14,374	89,872

(a)
"Perquisites and Other Personal Benefits" include: for Messrs. Harrison and Yeaman, company-provided parking, automobile allowance and related expenses, club dues and fees, spousal travel expenses and non-cash gifts provided to First Hawaiian Bank directors; for Mr. Fujioka, company-provided parking, automobile allowance and related expenses, club dues and fees and spousal travel expenses; for Mr. Yamada, company-provided parking, automobile allowance and related expenses, spousal travel expenses and home security expenses.

(b)
On December 13, 2016, First Hawaiian Bank entered into a two-year consulting agreement with Mr. Yamada pursuant to which First Hawaiian Bank will pay Mr. Yamada a monthly fee of $16,667 for his consulting services in addition to certain benefits and reimbursement of certain business expenses.

(c)
Reflects the reimbursement of taxes in 2016 payable by Mr. Harrison in respect of his 2016 SERP accrual ($35,508) and group variable universal life insurance policy ($3,331); by Mr. Yeaman in respect of his group variable universal life insurance policy ($1,782); by Mr. Fujioka in respect of his executive life insurance plan ($13,479) and group variable universal life insurance policy ($7,166); and by Mr. Yamada in respect of his executive life insurance plan ($23,169), group variable universal life insurance policy ($9,081) and home security expenses ($529).

(d)
Reflects company contributions for Messrs. Harrison and Fujioka under the BancWest Corporation 401(k) Savings Plan and the BancWest Corporation Future Plan; and for Mr. Yeaman under the BancWest Corporation Future Plan and the First Hawaiian Bank Deferred Compensation Plan ($124,717), as discussed under "Savings and Retirement Plans" below.

(e)
Reflects insurance premiums paid for the benefit of the named executive officers, including: for Messrs. Harrison and Yeaman in a group variable universal life insurance policy, an individual disability insurance policy and a group life insurance plan; for Mr. Fujioka in an executive life insurance plan ($140,300), group variable universal life insurance policy, an individual disability insurance policy and a group life insurance plan; for Mr. Yamada in a group variable universal life insurance policy, an individual disability insurance policy, a special life insurance plan and a group life insurance plan.

Narrative Disclosure to Summary Compensation Table

  Base Salary

        Each named executive officer's base salary is a fixed component of compensation for each year for performing specific job duties and functions. The total base salaries earned by our named executive officers in fiscal years 2015 and 2016 are disclosed in the Summary Compensation Table above.

        Base salaries for our named executive officers are reviewed periodically by our Compensation Committee. Mr. Harrison's base salary was initially set pursuant to his employment agreement with BancWest and First Hawaiian Bank, as described under "Employment Agreement with Mr. Harrison" below, but is subject to review and approval of our Compensation Committee and the Compensation Committee of the First Hawaiian Bank board of directors. Mr. Yeaman's base salary was initially set pursuant to his offer letter with BancWest and First Hawaiian Bank, as described under "Offer Letter with Mr. Yeaman" below, but is subject to review and approval of our Compensation Committee and the Compensation Committee of the First Hawaiian Bank board of directors.

  Annual Incentive Awards

        Beginning in 2016, annual incentive awards are made under the Bonus Plan. The Bonus Plan provides for the grant of cash-based or equity-based awards to any employee who, in the discretion of the Compensation Committee, is likely to be a "covered employee" under Section 162(m) of the

Internal Revenue Code of 1986, as amended, for the year in which an award is payable and any other executives selected by the Compensation Committee for participation in the Bonus Plan. Awards that are granted in the form of equity-based awards will be issued pursuant to the First Hawaiian, Inc. 2016 Omnibus Incentive Compensation Plan (the "2016 Equity Plan") or any other plan maintained by the Company for equity-based awards at the time of grant. Each of our named executive officers has performance goals and targets established at the beginning of each year, which are taken into account in determining the executive's annual incentive awards, but our Board or Compensation Committee has discretion to determine the final award amount. For 2016, due to the IPO, annual incentive targets were established for our named executive officers in July. The Compensation Committee determined actual incentive awards for 2016 in March 2017 based on the Company's performance against financial targets and individual performance against qualitative performance measures, with discretionary modifications where deemed warranted. Annual incentive awards for 2016 are disclosed in the Summary Compensation Table above and were: Mr. Harrison: $893,000; Mr. Yeaman: $672,000; Mr. Fujioka: $376,339; and Mr. Yamada: $443,043.

        Prior to 2016, cash incentive awards were made to key employees of First Hawaiian Bank and its subsidiaries under the IPKE, a discretionary annual cash bonus program. Each of our named executive officers had performance goals and targets established at the beginning of each year, which were taken into account in determining the executive's annual incentive awards. All awards under the IPKE were discretionary as determined by the Compensation Committee of the First Hawaiian Bank board of directors. The aggregate amount of all incentive awards granted under the IPKE in any one fiscal year to one employee could not exceed the employee's annual base salary at the close of the preceding fiscal year.

        To facilitate compliance with CRD IV, as discussed under "CRD IV Compensation Standards" below, a portion of the amounts payable for certain awards under the IPKE and the Bonus Plan were deferred and paid out over a period of one to four years. In addition, a portion of the amounts that were deferred are variable based on the performance of BNPP's stock price and the exchange rate of euros to U.S. dollars. The amounts shown in the Bonus column of the Summary Compensation Table above include the full amount of the annual incentive plan awards made to our NEOs and, of those amounts, the following amounts were deferred: Mr. Harrison's 2015 award: $454,000 will be paid out in semi-annual installments between 2016 and 2019; Mr. Fujioka's 2016 award: $178,468 will be paid out later in 2017; and Mr. Yamada's 2015 award: $264,588 will be paid out in semi-annual installments between 2016 and 2019. Of the amounts deferred, the following amounts are variable based on the performance of BNPP's stock price and the exchange rate of euros to U.S. dollars: Mr. Harrison's 2015 award: $91,500; Mr. Fujioka's 2016 award: $197,871; and Mr. Yamada's 2015 award: $49,518.

  Long-term Incentive Plan Awards

        The board of directors of First Hawaiian Bank adopted the First Hawaiian Bank Long-Term Incentive Plan, effective January 2008, which was intended to promote the success and enhance the value of First Hawaiian Bank by providing participants with an incentive to remain employees of First Hawaiian Bank and to help it accomplish financial and other goals over the long term. Our Board amended and restated the First Hawaiian Bank Long-Term Incentive Plan effective August 9, 2016, which was assumed by First Hawaiian and retitled the First Hawaiian, Inc. Long-Term Incentive Plan. The Compensation Committee of the First Hawaiian Board sets performance goals under the LTIP for overlapping three-year performance periods. Each of our named executive officers participates in the LTIP.

        Awards made prior to 2016 were paid in cash within two and a half months after the end of the applicable performance period. The 2013-2015 LTIP Awards were granted in 2013 and had a performance period from 2013-2015 with an earn-out range of 0% to 200% of target. The 2013-2015 LTIP Awards were earned for each of our named executive officers at a total payout rate of 180.2%.

The 2013-2015 LTIP Awards, as reported in the Summary Compensation Table above, were $621,810 for Mr. Harrison and $420,081 for Mr. Yamada. The 2014-2016 LTIP Awards were granted in 2014 and had a performance period from 2014-2016 with an earn-out range of 0% to 200% of target. The 2014-2016 LTIP Awards were earned for each of our named executive officers at a total payout rate of 181.0%. The 2014-2016 LTIP Awards, as reported in the Summary Compensation Table above, were $648,200 for Mr. Harrison, $347,404 for Mr. Fujioka, and $427,357 for Mr. Yamada.

        Awards made in 2016 were made under the amended and restated LTIP, which provides for performance share unit awards with successive, overlapping three-year performance periods to be granted under and subject to the terms and conditions of the 2016 Equity Plan. The amended and restated LTIP is administered by our Compensation Committee, which will designate employees to participate in the amended and restated LTIP and set performance goals for the performance share units. We granted 2016-2018 LTIP Awards in the form of performance share units to certain executives, including 24,739 performance share units to Mr. Harrison; 24,347 performance share units to Mr. Yeaman; 9,391 performance share units to Mr. Fujioka; and 11,043 performance share units to Mr. Yamada. The performance share unit award agreement for the 2016-2018 LTIP Awards provides for cliff vesting of performance share units within 90 days following the end of a three-year performance period. Performance share units for the 2016-2018 LTIP Awards will be earned between 0-100% of target based on performance.

        The 2014-2016 LTIP Awards, which were paid in cash in 2017, and the 2016-2018 LTIP Awards, which were granted in performance share units in 2016, are both reported in the Summary Compensation Table as compensation for the 2016 fiscal year.

  BNPP Cash Incentive Awards

        Prior to the IPO, BNPP granted awards under the BNPP Contingent Sustainable and International Scheme (the "BNPP CSIS") and the BNPP Group Sustainability and Incentive Scheme (the "BNPP GSIS") to certain executives, including each of our named executive officers. BNPP granted cash-based awards under the BNPP CSIS in 2016 with a performance period from 2016-2018 to certain executives, including awards at target of $110,000 for Mr. Harrison, $50,000 for Mr. Yeaman and $25,000 for each of Messrs. Fujioka and Yamada. BNPP granted cash-based awards under the BNPP GSIS in 2015 with a performance period from 2015-2017 to certain executives, including awards at target of $110,000 for Mr. Harrison and $60,000 for each of Messrs. Fujioka and Yamada. The performance measures for these awards are based on BNPP's operating performance, corporate social responsibility performance and positive pre-tax income. These BNPP awards will be reported in the Summary Compensation Table in the year in which they are earned.

  IPO Awards

        In connection with the IPO, our Board approved the award of special one-time grants of restricted shares and performance share units (the "IPO awards") to certain key executives, including each of our named executive officers, which were granted upon the completion of the IPO. An aggregate of 192,609 shares were granted pursuant to the IPO awards.

        The restricted share portion of the IPO awards was fully vested on grant and subject to transfer restrictions that lapsed six months following the grant date for 50% of the restricted shares and 18 months following the grant date for the remaining 50% of the restricted shares. The performance share units portion of the IPO awards will vest in three equal annual installments on each of the first three anniversaries of the date of the IPO, subject to continued employment (other than a termination of employment by reason of death, disability or retirement) and positive First Hawaiian Core Net Income, as defined within the terms of the performance share unit award agreement, in the fiscal year immediately preceding the applicable vesting date. Performance share units are subject to transfer restrictions that will lapse six months following the applicable vesting date. On a termination of employment by reason of disability or retirement, outstanding performance share units will continue to vest as scheduled based on actual performance. On a termination of employment by reason of death, outstanding performance share units will vest in full and all transfer restrictions will immediately lapse. Mr. Harrison's IPO award was in an amount of 13,565 restricted shares and 20,348 performance share units; Mr. Yeaman's IPO award was in an amount of 7,826 restricted shares and 11,739 performance share units; Mr. Fujioka's IPO award was in an amount of 5,217 restricted shares and 7,826 performance share units; and Mr. Yamada's IPO award was in an amount of 10,434 restricted shares and 15,652 performance share units.

  Employment Agreement with Mr. Harrison

        We previously entered into an employment agreement with Mr. Harrison, which became effective on January 1, 2012. The agreement was for an initial term of two years with automatic one-year extensions at the end of each year unless notice of termination is provided. During the initial term of the agreement, Mr. Harrison served as President and Chief Executive Officer, reporting to the board of directors of First Hawaiian Bank and the Chief Executive Officer of BancWest. Mr. Harrison has since been named Chairman and he continues to serve as Chief Executive Officer of First Hawaiian. Material terms of the employment agreement include: an annual base salary of $650,000 (which has since been increased to $875,000 for 2016 and to $935,000 for 2017); participation in the Bonus Plan with an annual target bonus of 80% of his annual base salary (which has since been increased to 85% for 2016 and a maximum of $1,047,000 for 2017) with an earn-out range of 0% to 200% of the target (which has since been changed to an earn-out rate of from 0% of the target to a designated percentage above the target as approved by the Compensation Committee at the beginning of the year); and participation in the LTIP, with a target bonus equal to 50% of his annual base salary (which has since been increased to 65% for 2016 and 139% for 2017) with an earn-out range of 0% to 200% of the target (which has since been changed and is 0% to 100% of the target for 2016 and 0% to $1,300,000 for 2017).

        Mr. Harrison's employment agreement also includes severance benefits, which have since been replaced by his participation in the Executive Change-in-Control Retention Plan of First Hawaiian Bank (the "Executive CIC Plan") as described under "Executive Change-In-Control Retention Plan of First Hawaiian Bank" below.

        The employment agreement also contains (i) a confidentiality provision that applies during the term of employment and for one year following any termination of employment, (ii) a non-competition provision that applies during the term of employment and for one year following any termination of employment that results in severance benefits and (iii) an employee non-solicit provision that applies during the term of employment and for one year following any termination of employment.

  Role-Based Allowance for Mr. Harrison

        On July 6, 2016, our Board approved a role-based allowance for Mr. Harrison commensurate with his duties and responsibilities as the chief executive officer of a publicly traded company and to facilitate compliance with CRD IV, as discussed under "CRD IV Compensation Standards" below. The allowance is in an amount of $190,000 for each year from 2016 through 2024, payable on the date of our IPO for the year 2016 and on January 1 of each year from 2017 through 2024, subject to Mr. Harrison's continued employment through the payment date. The role-based allowance will accelerate in the event Mr. Harrison is either terminated without cause or resigns for good reason (as each term is defined in the Employment Agreement previously entered into with Mr. Harrison effective January 1, 2012), and our Compensation Committee retains discretion to accelerate unpaid amounts after First Hawaiian is no longer consolidated with BNPP.

  Offer Letter with Mr. Yeaman

        We previously entered into an offer letter with Mr. Yeaman, which became effective on June 15, 2015. Pursuant to the letter agreement, Mr. Yeaman is an "at will" employee and serves as President and Chief Operating Officer of First Hawaiian Bank. Mr. Yeaman has since been named President and Chief Operating Officer of First Hawaiian. Material terms of the offer letter include: an annual base salary of $725,000 (which has since been increased to $746,750 for 2016 and to $761,685 for 2017), subject to periodic review; a one-time sign-on bonus of $100,000, which was subject to repayment if Mr. Yeaman's employment terminated prior to the first anniversary of his start date; participation in the IPKE with an annual target bonus of 90% of Mr. Yeaman's annual base salary; participation in the LTIP with a target bonus equal to 75% of Mr. Yeaman's annual base salary; participation in the BNP Paribas International Sustainability and Incentive Scheme program with a target value of $110,000, which participation ended as of the date of our IPO; participation in the Executive Change-In-Control Retention Plan of First Hawaiian Bank (as described below); a transition award opportunity of $710,000 (subject to the imposition of performance conditions) over two years to replace the loss of unvested compensation under deferred compensation arrangements at a prior employer, and an auto allowance of $7,200 per year and certain membership fees. Mr. Yeaman's transition award was granted 50% in fixed cash and 50% in cash incentive award the value of which is tied to the price of BNPP stock. The transition award is paid out entirely in cash in two installments, the first on March 31, 2016 and the second on March 31, 2017, and resulted in a payment of $307,682 for 2016.

  Insurance Plans

        Our named executive officers participate in a variety of insurance plans, including a group variable universal life insurance policy, an individual disability insurance policy, a group life insurance plan, a special life insurance policy and an executive life insurance plan. Company-paid premiums under those policies are disclosed in the Summary Compensation Table above.

        Under the executive life insurance plan we provide pre- and post-retirement life insurance benefits for certain executives, including the named executive officers. For Messrs. Fujioka and Yamada, death benefits under this plan are equal to three times current base salary while actively employed and three times final salary post-retirement. For Mr. Yamada, upon his retirement in December 2016, we transferred ownership of a company-owned life insurance policy to the participating executive with cash value sufficient, using reasonable actuarial assumptions, to support the policy to the policy maturity date.

Outstanding Equity Awards at Fiscal Year End

        As of December 31, 2016, our named executive officers held outstanding equity-based awards of First Hawaiian as listed in the table below.

	Stock Awards
Name	Number of Unearned Shares or Units That Have Not Yet Vested (#)(1)	Market Value of Unearned Shares or Units That Have Not Yet Vested ($)(2)
Robert S. Harrison	45,087	$1,569,929
Eric K. Yeaman	36,086	1,256,515
Robert T. Fujioka	17,217	599,496
Albert M. Yamada	26,695	929,520

(1)
Includes performance share units granted to each of the named executive officers in connection with our IPO and the 2016-2018 LTIP Awards, each at 100% performance.

  Performance share units granted in connection with our IPO vest in three equal annual installments on each of August 9, 2017, August 9, 2018 and August 9, 2019. The 2016-2018 LTIP Awards cliff vest within 90 days following the end of the three-year performance period.

(2)
Based on the closing sale price of First Hawaiian common stock on NASDAQ of $34.82 per share on December 30, 2016.

Potential Payments upon Termination or Change in Control

  Executive Change-In-Control Retention Plan of First Hawaiian Bank

        In May 2015, the First Hawaiian Bank board of directors adopted the Executive CIC Plan to advance the interests of First Hawaiian Bank by ensuring the continued employment, dedication and focused attention of its executive officers, notwithstanding the possibility, threat or occurrence of a change in control. Executive officers of First Hawaiian Bank become eligible to participate in the plan upon designation by the Compensation Committee of the First Hawaiian Bank board of directors. Messrs. Harrison, Yeaman and Fujioka participate in the Executive CIC Plan. Mr. Harrison's participation in the Executive CIC Plan replaces the severance benefits he would otherwise be entitled to pursuant to his employment agreement. Severance benefits provided under the Executive CIC Plan vary based on the level of employee. The following description and level of severance benefits applies to our named executive officers and not necessarily to other participants in the Executive CIC Plan.

        Under the Executive CIC Plan, if within two years after a "change in control" (x) an executive's employment is involuntarily terminated without "cause" or (y) an executive terminates employment for "good reason", such executive is entitled to (i) a lump sum payment generally payable on the last day of the month following such termination of employment equal to (A) one times the executive's highest annual base salary earned at any time during the preceding three fiscal years; and (B) one times the largest of (1) the actual annual bonus earned under the IPKE during the fiscal year in which termination occurs, (2) the executive's target annual bonus under the IPKE at the date of termination and (3) the highest bonus actually paid to the executive under the IPKE in any of the three fiscal years prior to termination; (ii) health benefits in the form of a subsidy toward the premium cost of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA) for two years after termination of employment; and (iii) reimbursement for reasonable expenses incurred for outplacement services, up to a maximum of $20,000. In addition, if an executive in the Executive CIC Plan executes a supplemental participation agreement to be bound by a non-competition provision and an employee and customer non-solicitation provision for one year after termination of employment and refrains from competing and soliciting employees and customers during such one-year period, the executive will also be entitled to a lump sum payment in the thirteenth month after termination equal to (i) one times the highest annual base salary earned at any time during the last three completed fiscal years; and (ii) one times the largest of (1) the executive's actual annual bonus earned under the IPKE during the fiscal year in which termination occurs, (2) the executive's target annual bonus under the IPKE at the date of termination and (3) the highest bonus actually paid under the IPKE to the executive in any of the three most recent consecutive fiscal years prior to termination of employment.

        Under the Executive CIC Plan, if outside of the two years after a "change in control", including during any period prior to a "change in control", (x) an executive is involuntarily terminated by First Hawaiian Bank without "cause" or (y) an executive terminates employment with First Hawaiian Bank for "good reason", such executive will be entitled to (i) a lump sum paid one month after termination of employment equal to (A) two times the executive's highest annual base salary at any time during the preceding three fiscal years; and (B) two times the largest of (1) the actual annual bonus earned under the IPKE during the fiscal year in which termination occurs, (2) the participant's target annual bonus under the IPKE at the date of termination and (3) the highest bonus actually paid under the IPKE to the executive in any of the three most recent consecutive fiscal years prior to termination.

        For purposes of the Executive CIC Plan, "cause" generally means the executive's (i) willful failure to perform his or her duties, which is not remedied within fifteen business days' following written notice; (ii) gross negligence in the performance of duties; (iii) conviction of, or plea of guilty or no contest to, any felony or any other crime involving the personal enrichment of the executive at First Hawaiian Bank's expense; (iv) willful engagement in conduct that is demonstrably and materially injurious to First Hawaiian Bank; (v) material violation of any federal or state banking law or regulation; (vi) material violation of any provision of First Hawaiian Bank's code of conduct and ethics or other established code of conduct to which the executive is subject; and (vii) willful violation of confidentiality, non-disparagement, non-competition, and employee and customer non-solicitation covenants.

        "Good reason" generally means an executive (i) has incurred a material reduction in base salary, authority, duties or responsibilities, or in the budget over which the participant has authority; (ii) has incurred a material reduction in the authority, duties or responsibilities of the executive's supervisor; or (iii) has been provided notice that his principal place of work will be relocated to a different Hawaiian Island or to a place more than 50 miles from the executive's base of employment immediately prior to the change in control.

        "Change in control" generally means, (i) any transaction as a result of which, immediately thereafter, BNPP owns directly or indirectly (A) securities of BancWest representing no more than 50% or less of the combined voting power of BancWest then outstanding or (B) securities of First Hawaiian Bank representing no more than 50% or less of the combined voting power of First Hawaiian Bank then outstanding or (ii) the sale of all or substantially all of the assets of First Hawaiian Bank to an unrelated third party.

        The Executive CIC Plan also contains (i) a confidentiality provision and (ii) a non-disparagement provision, each of which applies during employment and for one year following any qualifying termination of employment under the Executive CIC Plan.

Savings and Retirement Plans

        We maintain the BancWest Corporation 401(k) Savings Plan, which we renamed the First Hawaiian, Inc. 401(k) Savings Plan, effective January 6, 2017 (the "401(k) Plan"), which is a tax-qualified defined contribution savings plan for all eligible employees of First Hawaiian, including each of our named executive officers. Under the 401(k) Plan, eligible employees may contribute up to 75% of their pay (subject to Internal Revenue Service limitations) to the 401(k) Plan commencing upon their date of hire. Contributions are withheld by payroll deductions on a pre-tax basis. After participants have completed one year and 1,000 hours of service, First Hawaiian will match 100% of the first 5% of the pay that an employee contributes on a pre-tax basis to the 401(k) Plan. Messrs. Harrison, Yeaman and Fujioka are eligible for such First Hawaiian matching contributions. Participants are 100% vested in their pre-tax contributions and, upon completion of one year and 1,000 hours of service, the employer matching contributions. In addition, participants become 100% vested in the employer matching contributions upon death or disability (as defined in the 401(k) Plan), in each case, while an employee, or upon retirement.

        In addition, we maintain the BancWest Corporation Future Plan, which we renamed the First Hawaiian, Inc. Future Plan, effective May 16, 2016 (the "Future Plan"). The Future Plan is a money purchase plan that is designed to help eligible employees build long-term savings through First Hawaiian contributions toward retirement. Messrs. Harrison, Yeaman and Fujioka participate in the Future Plan. Under the Future Plan, First Hawaiian contributes an amount equal to 2.5% of an eligible employee's pay. Employees may direct how contributions will be invested. Contributions are made each calendar quarter to a Future Plan account that is held in the name of each participant. Employees vest in the plan after completing five years of service with First Hawaiian, or upon death, disability (as defined in the Future Plan) or attainment of age 65.

        We also maintain the First Hawaiian Bank Deferred Compensation Plan (the "First Hawaiian Bank DCP"), the Employees' Retirement Plan of BancWest Corporation (the "ERP") and the BancWest Corporation Supplemental Executive Retirement Plan (the "SERP"). In connection with the IPO, we adopted the First Hawaiian, Inc. Deferred Compensation Plan (2016 Restatement) (the "First Hawaiian, Inc. DCP") effective December 13, 2016 for First Hawaiian participants. Messrs. Harrison, Fujioka and Yamada participate in the SERP, and Mr. Yamada participates in the ERP. We expect that each of our named executive officers will participate in the First Hawaiian, Inc. DCP. Mr. Yeaman participates in the First Hawaiian Bank DCP.

        Under the First Hawaiian, Inc. DCP, the Compensation Committee of our Board may designate employees for retirement contributions and participants may defer portions of their base salary or cash-based incentive award. None of our named executive officers receive retirement contributions under the First Hawaiian, Inc. DCP. Under the First Hawaiian Bank DCP, participating employees may defer a portion of their base salary, commission, or incentive compensation. Under the First Hawaiian Bank DCP, the Compensation Committee may also, in its discretion, designate employees on whose behalf First Hawaiian Bank may make executive retirement contributions. Mr. Yeaman receives an executive retirement contribution under the First Hawaiian Bank DCP equal to 7.5% of base salary and any incentive compensation payments, excluding LTIP awards. Such retirement contributions vest over five years of service with First Hawaiian Bank with automatic vesting upon attainment of age 65, disability or death prior to termination of employment. Executive retirement contributions are paid in either a lump sum or annual installments, as elected by the executive.

        The ERP is a defined benefit retirement plan under which participants receive a benefit calculated by multiplying the total base salary, commissions, overtime pay and shift and other premiums earned during each year of employment by 1.50%, subject to reduction for early retirement. Benefits under the ERP are paid in a monthly annuity elected by each participant, although certain benefits may be received as a lump-sum payment. Benefits under the ERP were frozen effective December 31, 1995, with no benefits accruing under the plan for compensation earned or services performed after such date. The SERP is a non-qualified plan under which participating executives generally receive a benefit equal to a percentage of the average annual rate of compensation earned during the 60 consecutive calendar months out of the last 120 calendar months of employment that results in the highest average, subject to reduction in the case of early retirement. In the case of Messrs. Harrison, Fujioka and Yamada, they receive a benefit equal to a percentage of the highest consecutive 12 months of compensation earned during their final 60 months of service prior to retirement, subject to reduction in the case of early retirement. The target percentage, in the case of Messrs. Harrison, Fujioka and Yamada, is 60% multiplied by a fraction based on credited years of service under the SERP. The benefit is also reduced by benefits received pursuant to other retirement plans, including, among others, the 401(k) Plan, the Future Plan, the ERP and 50% of an executive's monthly primary social security benefit, determined as if the executive was age 65. Executive participants may elect to receive benefits in a monthly annuity, monthly installments or a lump sum, subject to certain restrictions.

        Under each of the First Hawaiian, Inc. DCP and the SERP, within thirty days after a "change in control of the company", any amounts credited to accounts of participants in each respective plan that have not previously been contributed to a trust are required to be contributed to a trust. Similarly within thirty days after a "change in control of a bank subsidiary" any amounts credited to accounts of participants in each respective plan who are employees of that bank subsidiary that have not previously been contributed to a trust are required to be contributed. "Change in control of the company", as used in the First Hawaiian, Inc. DCP and the SERP, generally means, (i) any person other than BNPP, any affiliate of BNPP or a fiduciary holding shares under an employee benefit plan, becomes the beneficial owner of more than 50% of the combined voting power of BancWest, (ii) a merger or consolidation of BancWest, a result of which either (A) any person other than BNPP or an affiliate becomes the beneficial owner of more than 50% of the voting power of BancWest or (B) the shares of BancWest outstanding immediately prior to such transaction do not represent a majority of the voting power of all voting securities of such entity outstanding immediately after such transaction or (iii) the sale of all or substantially all of the assets of BancWest. "Change in control of a bank subsidiary" generally means (i) any person other than BNPP, any affiliate of BNPP or a fiduciary holding shares under an employee benefit plan, becomes the beneficial owner of more than 50% of the combined voting power of either First Hawaiian Bank or Bank of the West, (ii) a merger or consolidation of either First Hawaiian Bank or Bank of the West, a result of which either (A) any person other than BNPP or an affiliate becomes the beneficial owner of more than 50% of the voting power of either First Hawaiian Bank or Bank of the West or (B) the shares of either First Hawaiian Bank or Bank of the West outstanding immediately prior to such transaction do not represent a majority of the voting power of all voting securities of such entity outstanding immediately after such transaction or (iii) the sale of all or substantially all of the assets of either First Hawaiian Bank or Bank of the West.

CRD IV Compensation Standards

        As a banking organization headquartered in France, which is within the European Union ("EU"), BNPP is subject to CRD IV. As long as First Hawaiian is a controlled subsidiary of BNPP, we are subject to the compensation standards of CRD IV. As a result of the implications of CRD IV, certain of our most senior employees, including, for 2016, each of our named executive officers, may not receive variable compensation in excess of 100% of fixed compensation (200% with shareholder approval). CRD IV also imposes a requirement for covered employees that (i) at least 40% of the variable compensation must be deferred over a specified period of at least three to five years, (ii) at least 50% of the variable remuneration is paid in equity-linked instruments and (iii) a clawback or malus arrangement must cover up to 100% of the variable compensation. We intend to maintain competitive total compensation levels for affected employees, although it is possible that the structure of our compensation packages may not be considered in line with our peers. Once we cease to be subject to CRD IV, we will evaluate and modify our compensation structure as appropriate so that it is more aligned with our peers and allows us to continue to attract and retain the high-caliber talent necessary to maximize long-term shareholder value.

DIRECTOR COMPENSATION

2016 First Hawaiian Director Compensation Table

        The following table lists the individuals who received compensation in 2016 for their service as non-employee directors of First Hawaiian.

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards(2)	All Other Compensation($)(3)	Total($)
Matthew Cox	$46,500	$43,767	$59,751	$150,018
W. Allen Doane	55,500	43,767	84,751	184,018
Thibault Fulconis	—	—	1,751	1,751
Gérard Gil	—	—	1,751	1,751
Jean-Milan Givadinovitch	—	—	1,751	1,751
J. Michael Shepherd	—	—	1,751	1,751
Allen Uyeda	70,625	43,767	82,751	197,143
Michel Vial	—	—	1,751	1,751

(1)
The amounts in this column represent annual cash retainers, committee chair and committee membership fees, which, in each case, were prorated to reflect 2016 service commencing April 1. Any director who is an officer of the company and any director who is nominated by BNPP, including Messrs. Fulconis, Gil, Givadinovitch, Shepherd and Vial, did not receive any First Hawaiian director compensation.

(2)
The amounts in this column represent the grant date fair value, as determined in accordance with FASB ASC Topic 718, of awards of restricted stock units granted pursuant to the First Hawaiian, Inc. 2016 Non-Employee Director Plan. Awards for 2016 were prorated to reflect 2016 service commencing April 1 and vest and settle one year after grant. Aggregate restricted stock unit awards outstanding as of December 31, 2016 are 1,793 for each of Messrs. Cox, Doane and Uyeda.

(3)
For each of Messrs. Cox, Doane and Uyeda, "All Other Compensation" reflects amounts paid to directors in respect of their service on the First Hawaiian Bank board of directors, including a non-cash gift provided to First Hawaiian Bank directors. For each of Messrs. Fulconis, Gil, Givadinovitch, Shepherd and Vial, "All Other Compensation" reflects a non-cash gift provided to First Hawaiian Bank directors.

Narrative Disclosure to 2016 First Hawaiian Director Compensation Table

        In connection with our IPO, we adopted a new director compensation program that provides the following compensation for non-employee members of our Board:

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  An annual cash retainer of $40,000;

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  An annual equity award with a value of $55,000;

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  An additional annual cash retainer of $12,000 for the chair of the audit committee, $10,000 for each of the chairs of the Compensation Committee and the risk committee, and $8,000 for the chair of the corporate governance and nominating committee;

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  An additional annual membership fee of $12,000 for each member of the audit committee, $10,000 for each member of the Compensation Committee and/or risk committee, and $8,000 for each member of the corporate governance and nominating committee; and

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  An additional annual cash retainer of $15,000 for serving as our lead director.

        We also reimburse all directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors.

        Our Board adopted the First Hawaiian, Inc. 2016 Non-Employee Director Plan effective July 22, 2016. The initial equity awards granted in connection with our IPO were in the form of restricted stock units that vest and settle in shares one year after the grant date subject to continued service (or upon an earlier change in control), and were prorated to reflect 2016 service commencing April 1. In connection with our IPO, we granted 5,379 shares of our common stock underlying the restricted stock units to certain of our non-employee directors.

        Notwithstanding the above, any director who is an officer of the Company and any director who is nominated by BNPP will not receive any director compensation.

OUR RELATIONSHIP WITH BNPP AND CERTAIN OTHER RELATED PARTY TRANSACTIONS

        We or one of our subsidiaries may occasionally enter into transactions with certain "related persons." Related persons include our executive officers, directors, nominees for director, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We generally refer to transactions with these related persons as "related party transactions."

Related Party Transaction Policy

        Our Board has adopted a written policy governing the review and approval of transactions with related parties that will or may be expected to exceed $120,000 in any fiscal year. The policy calls for the related party transactions to be reviewed and, if deemed appropriate, approved or ratified by our Audit Committee. Upon determination by our Audit Committee that a transaction requires review under the policy, the material facts are required to be presented to the Audit Committee. In determining whether or not to approve a related party transaction, our Audit Committee will take into account, among other relevant factors, whether the related party transaction is in our best interests, whether it involves a conflict of interest and the commercial reasonableness of the transaction. In the event that we become aware of a related party transaction that was not approved under the policy before it was entered into, our Audit Committee will review such transaction as promptly as reasonably practical and will take such course of action as may be deemed appropriate under the circumstances. In the event a member of our Audit Committee is not disinterested with respect to the related party transaction under review, that member may not participate in the review, approval or ratification of that related party transaction.

        Certain decisions and transactions are not subject to the related party transaction approval policy, including: (i) decisions on compensation or benefits relating to directors or executive officers and (ii) indebtedness to us in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to us and not presenting more than the normal risk of collectability or other unfavorable features.

Relationship with BNPP

        BNPP indirectly beneficially owns, through the BNPP selling stockholder, 62.0% of our common stock and, as a result, BNPP has considerable control over us.

        Historically, BNPP and its affiliates provided certain services to us. In connection with the IPO, we and BNPP entered into certain agreements that provide a framework for our ongoing relationship with BNPP. We entered into a Stockholder Agreement with BNPP that gives BNPP certain consent and other rights with respect to our business, including the ability to nominate candidates for election to our Board (and appointment to Board committees) and consent rights with respect to dividends and various other significant corporate actions we may pursue. The scope of the rights held by BNPP under the Stockholder Agreement will depend on the level of BNPP's beneficial ownership of our outstanding common stock. We also entered into a Transitional Services Agreement with First Hawaiian Bank, BNPP, Bank of the West and BancWest Holding, Inc. ("BancWest Holding"), which governs the transition of certain shared services, which primarily consist of shared services provided pursuant to agreements with third-party vendors, during specified transition periods, and a Registration Rights Agreement which requires us to register shares of our common stock beneficially owned by BNPP under certain circumstances.

        In addition to the foregoing agreements, in connection with the Reorganization Transactions and the U.S. intermediate holding company restructuring on April 1, 2016 and July 1, 2016, respectively, we entered into certain agreements with BNPP and its affiliates that govern our relationship following the

Reorganization Transactions: a Master Reorganization Agreement; an Expense Reimbursement Agreement; a Tax Sharing Agreement; and the IHC Tax Allocation Agreement. The Master Reorganization Agreement with BNPP and certain of its affiliates memorializes the Reorganization Transactions, allocates assets and liabilities between us and BNPP and its affiliates and details certain other agreements that govern our relationship with BNPP following the Reorganization Transactions. Pursuant to the Expense Reimbursement Agreement, BancWest Holding and BancWest Corporation, respectively, agreed to reimburse us for expenses associated with certain services that First Hawaiian Bank performs for the benefit of BNPP and its affiliates. The Tax Sharing Agreement and the IHC Tax Allocation Agreement are two separate agreements that govern the respective rights and obligations of the contracting parties, including us, in respect of federal, state and local income taxes, including those arising from or in connection with the Reorganization Transactions.

Agreements Related to our IPO

        In connection with the IPO, we entered into the following agreements with BNPP and certain of its affiliates.

Stockholder Agreement

        The Stockholder Agreement governs the relationship between BNPP and us following our IPO, including matters related to our corporate governance and BNPP's right to approve certain actions we might desire to take in the future. BNPP may, in its sole discretion, waive any of its rights under the Stockholder Agreement at any time, including its rights to designate individuals for nomination and election to our Board and to designate individuals to serve on the committees of our Board.

        Corporate Governance.    Until such time as BNPP ceases to directly or indirectly beneficially own at least 5% of our outstanding common stock, and unless BNPP chooses to waive its rights at an earlier point in time, BNPP is entitled to designate individuals for nomination and election to our Board (each such BNPP designated director, a "BNPP Director"). The number of designees will depend on the level of BNPP's beneficial ownership of our outstanding common stock, as follows:

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  Until the earlier of (i) the one year anniversary of the first date on which BNPP ceases to directly or indirectly beneficially own at least 50% of our outstanding common stock (the "50% Date") and (ii) the date BNPP ceases to directly or indirectly beneficially own at least 25% of our outstanding common stock (the "25% Date"), BNPP will have the right to designate for nomination and election a majority (or five members) of our Board.

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  If the 25% Date has not occurred, upon the first anniversary of the 50% Date, BNPP will have the right to designate for nomination and election three members of our Board.

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  From the 25% Date until the date BNPP ceases to directly or indirectly beneficially own at least 5% of our outstanding common stock, BNPP will have the right to designate one individual to serve on our Board.

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  Following the date BNPP ceases to directly or indirectly beneficially own at least 5% of our outstanding common stock, BNPP will no longer have the right to designate any individual to serve on our Board.

Pursuant to the Stockholder Agreement, following the earlier of the one year anniversary of the 50% Date and the 25% Date, and until the date on which BNPP ceases to directly or indirectly beneficially own at least 5% of our outstanding common stock, our Board will consist of a majority of independent directors, our Chief Executive Officer, who is also the Chairman of our Board, and the BNPP Directors.

        BNPP will also be entitled to have the BNPP Directors serve on the Audit Committee, Corporate Governance and Nominating Committee, Compensation Committee and Risk Committee of our Board under certain circumstances. Under the Stockholder Agreement, the composition of these committees will depend on the level of BNPP's beneficial ownership of our outstanding common stock and whether any BNPP Directors are independent. BNPP will be entitled to make the following committee appointments:

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  Audit Committee.  Until BNPP ceases to directly or indirectly beneficially own at least 5% of our outstanding common stock, if any of the BNPP Directors satisfies the applicable independence requirements established by the SEC and NASDAQ, BNPP will be entitled to appoint one independent BNPP Director as a member of the Audit Committee.

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  Compensation Committee and Corporate Governance and Nominating Committee.  Initially, BNPP will be entitled to appoint one BNPP Director as a member of each of the Compensation Committee and the Corporate Governance and Nominating Committee. Following the 50% Date, the Compensation and Corporate Governance and Nominating Committees will transition in accordance with NASDAQ rules to being comprised solely of directors satisfying the applicable independence requirements established by the SEC and NASDAQ. Following this transition and until BNPP ceases to directly or indirectly beneficially own at least 5% of our outstanding common stock, if any of the BNPP Directors satisfies the applicable independence requirements established by the SEC and NASDAQ, BNPP will be entitled to appoint one independent BNPP Director as a member of each of the Compensation and Corporate Governance and Nominating Committees.

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  Risk Committee.  Until BNPP ceases to control us for purposes of the BHC Act, BNPP will be entitled to appoint up to two BNPP Directors as members of the Risk Committee.

        Stockholder Approval Rights.    Until BNPP ceases to directly or indirectly beneficially own at least 25% of our outstanding common stock, and unless BNPP chooses to waive any of its approval rights under the Stockholder Agreement before they would otherwise terminate, we may not (and may not permit our subsidiaries to) take various significant corporate actions in excess of certain thresholds, as applicable, without the approval of a majority of the BNPP directors on our Board at the time of such action, including entrance into mergers or consolidations, acquiring or disposing of securities, assets or liabilities, incurrence or guarantee of indebtedness, entrance into amendments to or terminations of material agreements, amendments to any of our or any of our subsidiaries' constituent documents, materially changing the scope of our business as conducted immediately prior to the IPO, terminating our or the Bank's Chief Executive Officer or Chief Financial Officer (other than for cause), increasing or decreasing the size of our Board, and engaging in certain other significant transactions.

        Until BNPP no longer consolidates our financial statements with its financial statements under International Financial Reporting Standards ("IFRS"), and unless BNPP chooses to waive any of its approval rights under the Stockholder Agreement before they would otherwise terminate, we may not (and may not permit our subsidiaries to) approve our annual budget or make any change in our auditor without the approval of a majority of the BNPP directors on our Board at the time of such action.

        Until BNPP ceases to directly or indirectly beneficially own at least 5% of our outstanding common stock, and unless BNPP chooses to waive any of its approval rights under the Stockholder Agreement before they would otherwise terminate, we may not (and may not permit our subsidiaries to) increase or decrease our authorized capital stock or create a new class or series of our capital stock, issue capital stock or acquire our or our subsidiaries' capital stock (subject to certain exceptions), list or delist our securities listed on a national securities exchange or form or delegate authority to any committee of our Board other than as required by applicable law without the approval of a majority of the BNPP directors on our Board at the time of such action.

        Until BNPP ceases to control us for purposes of the BHC Act, and unless BNPP chooses to waive any of its approval rights under the Stockholder Agreement before they would otherwise terminate, we may not (and may not permit our subsidiaries to) change certain policies related to, among other things, risk appetite and asset-liability managements, enter into material written agreements or commitments with a regulatory agency, make any bankruptcy filing or petition by or with respect to us or any of our subsidiaries or declare or pay a dividend or other "capital distribution" as defined by the Federal Reserve without the approval of a majority of the BNPP Directors on our Board at the time of such action.

        Compliance Obligations.    Until BNPP no longer controls us for purposes of the BHC Act, we and our subsidiaries must maintain and comply with the policy framework implemented and enforced by BNPP applicable to us prior to the completion of our IPO (subject to waivers of such requirements or changes indicated in writing by BNPP) to the extent necessary for BNPP to comply with its legal and regulatory obligations under applicable law. In addition, we may not adopt or implement policies or procedures, and at BNPP's reasonable request must not take any actions, that would cause BNPP or its subsidiaries to violate applicable laws. We must also consult with BNPP prior to implementing or changing any risk, capital investment, asset liability management or regulatory compliance policy. Further, until BNPP no longer consolidates our financial statements with its financial statements under IFRS, we must comply with CRD IV and any similar regulations to which BNPP is subject with respect to compensation.

        Information Rights.    Until BNPP no longer controls us for purposes of the BHC Act, we will be required to continue to provide to BNPP information and data relating to our business and financial results to the extent that such information and data is required for BNPP to meet any of its legal, financial, regulatory, compliance, tax, audit (internal and external) or risk management requirements consistent with past practice or as may be required for BNPP to comply with applicable law. In addition, during the time BNPP consolidates our financial statements with its financial statements under IFRS, we will be required to maintain accounting principles, systems and reporting formats that are consistent with BNPP's financial accounting practices in effect as of the date of the Annual Meeting. During this time, we also will be required to maintain appropriate disclosure controls and procedures and internal control over financial reporting, and to provide certifications to BNPP in accordance with BNPP's internal standards, and to inform BNPP promptly of any events or developments that might reasonably be expected to materially affect our financial results.

        The Stockholder Agreement also provides that, until BNPP no longer controls us for purposes of the BHC Act, we shall consult and coordinate with BNPP with respect to public disclosures and filings, including in connection with our quarterly and annual financial results. Among other requirements, we will, to the extent practicable, provide BNPP with a copy of any public release at least two business days prior to publication and consider in good faith incorporating any comments provided by BNPP.

        In addition, we and BNPP will have mutual rights with respect to any information and access each may require in connection with regulatory or supervisory reporting obligations or inquiries.

        Share Exchange.    At BNPP's option, we will be required to exchange some or all of the outstanding common stock beneficially owned by BNPP for an equal number of shares of our non voting common stock.

        Indemnification.    Each party to the Stockholder Agreement will indemnify the other for breaches of the Stockholder Agreement.

        Other Provisions.    The Stockholder Agreement also contains covenants and provisions with respect to the confidentiality of our and BNPP's information, subject to certain exceptions, including permitting our directors to share information with BNPP and its subsidiaries, and restrictions on our ability to take any actions that would cause BNPP or any of its subsidiaries to violate any applicable law or regulation.

        The Stockholder Agreement will generally have no further effect on and after the date on which BNPP ceases to directly or indirectly beneficially own any shares of our outstanding common stock, except certain obligations such as indemnification that will survive termination.

Insurance Agreement

        The Insurance Agreement governs the obligations of BNPP and BNP Paribas USA to procure and maintain director and officer liability insurance for us, our subsidiaries, and each of our respective directors, officers and employees (including any BNPP designated director) generally until such time as BNPP ceases to directly or indirectly beneficially own at least 50% of our outstanding common stock. After such time, we will be responsible for procuring our own director and officer insurance to cover our directors and officers, including BNPP designated directors. Each party to the Insurance Agreement will indemnify the other for breaches of the Insurance Agreement.

Registration Rights Agreement

        Pursuant to the Registration Rights Agreement, upon BNPP's request, we will use our reasonable best efforts to effect the registration under applicable federal and state securities laws of any shares of our common stock beneficially owned by BNPP. BNPP may assign its rights under the Registration Rights Agreement to any wholly owned subsidiary of BNPP that acquires from BNPP our common stock so long as such person agrees to be bound by the terms of the Registration Rights Agreement. The rights of BNPP and its permitted transferees under the Registration Rights Agreement will remain in effect with respect to all shares covered by the agreement until those shares are sold pursuant to an effective registration statement under the Securities Act, sold pursuant to Rule 144 of the Securities Act, transferred in a transaction where subsequent public distribution of the shares would not require registration under the Securities Act, or are no longer outstanding.

        Demand Registration.    BNPP may request registration under the Securities Act of 1933 (the "Securities Act") of all or any portion of our shares covered by the agreement, and we will be obligated, subject to limited exceptions, to register such shares as requested by BNPP. BNPP may request that we complete five demand registrations and underwritten offerings during the term of the Registration Rights Agreement subject to limitations on, among other things, minimum offering size. Subject to certain exceptions, we may defer the filing of a registration statement after a demand request has been made if at the time of such request we are engaged in confidential business activities, which would be required to be disclosed in the registration statement, and our Board determines that such disclosure would be materially detrimental to us and our stockholders. BNPP will be able to designate the terms of each offering effected pursuant to a demand registration, subject to market "cut back" exceptions regarding the size of the offering.

        S-3 Registration.    Once we become eligible, BNPP will be able to request on up to three occasions that we file a registration statement on Form S-3 to register all or any portion of our shares covered by the agreement and we will be obligated, subject to limited exceptions, to register such shares as requested by BNPP. BNPP may, at any time and from time to time, request that we complete an unlimited number of shelf take downs subject to certain exceptions such as minimum offering size over the term of the Registration Rights Agreement. BNPP will be able to designate the terms of each offering effected pursuant to a registration statement on Form S-3, subject to market "cut back" exceptions regarding the size of the offering.

        Piggy Back Registration.    If we at any time intend to file on our behalf or on behalf of any of our other security holders a registration statement in connection with a public offering of any of our securities on a form and in a manner that would permit the registration for offer and sale of our common stock held by BNPP, BNPP will have the right to include its shares of our common stock in that offering. BNPP's ability to participate in any such offering will be subject to market "cut back" exceptions.

        Registration Procedures Expenses.    BNPP is generally responsible for all registration expenses, including expenses incurred by us, in connection with the registration, offer and sale of securities under the Registration Rights Agreement. The Registration Rights Agreement sets forth customary registration procedures, including an agreement by us to make our management available for road show presentations in connection with any underwritten offerings. We have also agreed to indemnify BNPP and its permitted transferees with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from information furnished to us for use in the registration statement by BNPP or any permitted transferee.

Transitional Services Agreement

        The Transitional Services Agreement that we and First Hawaiian Bank entered into with BNPP, BancWest Holding and Bank of the West governs the continued provision of certain services by and among the parties to the agreement. Prior to the Reorganization Transactions, Bank of the West and First Hawaiian Bank were the two bank subsidiaries of BancWest. Because Bank of the West and First Hawaiian Bank were under common ownership and were the only two U.S. bank subsidiaries of BNPP, each provided certain services to the other, they shared certain services and they relied on certain third-party service providers to provide them services pursuant to various shared contracts. Bank of the West relied on certain contracts to which BancWest or First Hawaiian Bank was a party for the provision of services that are important to its business. Likewise, First Hawaiian Bank relied on certain contracts to which BancWest, Bank of the West or BNPP was a party for the provision of certain key services. As we transition toward operating as a stand-alone public company, the parties to the Transitional Services Agreement will cease to provide services to one another and we will cease to rely on the contracts that we have historically shared with Bank of the West or BNPP and replace them with new contracts between us and third-party service providers to the extent necessary. The Transitional Services Agreement governs the continued provision of certain services and our migration away from shared services with Bank of the West, BancWest Holding and BNPP during specified transition periods.

        The Transitional Services Agreement provides for the continuation of services pursuant to the following types of arrangements:

  •
  services BNPP, BancWest Holding and/or Bank of the West receive pursuant to a contract with a third-party service provider, which BNPP, BancWest Holding and/or Bank of the West then provide to us on a pass through basis;

  •
  services we and/or First Hawaiian Bank receive pursuant to a contract with a third-party service provider, which we and/or First Hawaiian Bank then provide to BancWest Holding and/or Bank of the West on a pass through basis;

  •
  certain services we receive directly from BancWest Holding and/or Bank of the West; and

  •
  certain services we currently provide to BancWest Holding and/or Bank of the West.

        The Transitional Services Agreement governs the continued provision of these types of arrangements relating to the following categories of services:

  •
  information technology services, including, without limitation, data processing, data transmission, various software applications and platforms, services related to the management and operation of both a production data center and a disaster recovery center and other related pass through services, such as network circuits;

  •
  various services that support or relate to financial transactions and budgeting, including, without limitation, access to wire transfer systems, consulting and other management and advisory services, risk management software and trading desk and trade execution software used by Bank of the West's and First Hawaiian Bank's trading desks;

  •
  human resources, such as employee insurance policies, third-party services (e.g., consulting arrangements) related to retirement and 401(k) plans, services related to deferred compensation arrangements and other administrative services;

  •
  services related to bank credit operations, including, without limitation, a commercial loan lending system (which includes an accounting system and loan boarding system), certain services related to our credit cards business and various other analytical software applications and credit related services;

  •
  operations, including, without limitation, debit and credit card processing, ATM processing, item processing and storage and back office solutions;

  •
  support services and other services related to our and Bank of the West's online banking services;

  •
  an insurance policy currently shared by First Hawaiian, BancWest Holding, Bank of the West and First Hawaiian Bank (or some subset of these entities); and

  •
  brokerage services related to the investment services we and Bank of the West offer.

        The fees for each of the services provided under the Transitional Services Agreement have been mutually agreed upon as part of the negotiation of the Transitional Services Agreement and may vary on the basis of usage and other factors. We expect to incur additional annual costs for services provided to us under the Transitional Services Agreement. Although we believe the Transitional Services Agreement contains commercially reasonable terms (including fees for the services provided) that could have been negotiated with an independent third-party, the terms of the agreement may later prove to be more or less favorable than arrangements we could make to provide these services internally or to obtain them from unaffiliated service providers in the future.

        The Transitional Services Agreement will terminate on December 31, 2018 or an earlier date as provided therein. The services provided under the Transitional Services Agreement will terminate at various times specified in the agreement, which for certain services may occur at such time as BNPP's beneficial ownership of our common stock generally falls below 51% (if the agreement has not otherwise terminated at such time). The party receiving services may terminate any service by giving at least 30 days prior written notice to the provider of the service. In addition, subject to consent rights or requirements under third-party agreements, the Transitional Services Agreement provides that the parties may agree to up to one extension of each service term for a period of no longer than 180 days.

        Except for breaches of certain intellectual property, confidentiality, systems security and data protection provisions, and breaches of applicable law, in connection with provision or receipt of the services being provided or received under the Transitional Services Agreement, and losses resulting from our or First Hawaiian Bank's or any of BNPP's, BancWest Holding's or Bank of the West's fraud, gross negligence, willful misconduct or bad faith and certain indemnification responsibilities, none of First Hawaiian, First Hawaiian Bank, BNPP, BancWest Holding or Bank of the West will be liable for claims in connection with or arising out of the Transitional Services Agreement in an aggregate amount exceeding the aggregate fees paid to the liable party for services under the Transitional Services Agreement.

Agreements Related to the Reorganization Transactions

        In connection with the Reorganization Transactions, we entered into the following agreements with BNPP and certain of its affiliates.

Master Reorganization Agreement

        On April 1, 2016, we entered into a Master Reorganization Agreement with BNPP, BancWest Holding and BancWest Corporation. The Master Reorganization Agreement (i) memorializes the Reorganization Transactions, (ii) provides for the simultaneous execution or subsequent negotiation and execution of other agreements that govern certain aspects of our and First Hawaiian Bank's relationship with BNPP, BancWest Holding, BancWest Corporation and Bank of the West after the separation (including, among others, the Transitional Services Agreement, the Tax Sharing Agreement and the Expense Reimbursement Agreement) and (iii) provides for the release of claims by and indemnification rights and obligations of the parties thereto.

        Transfer of Assets and Assumption of Obligations.    The Master Reorganization Agreement identified the assets transferred to, and liabilities and obligations assumed by, BancWest Holding from First Hawaiian.

        All of First Hawaiian's assets, except those solely related to First Hawaiian Bank (including all of the shares of stock of Bank of The West), other than an amount of cash equal to approximately $72 million (which we expect to use to pay certain state and local income taxes and certain non-tax expenses) were transferred to BancWest Holding and all of the liabilities of First Hawaiian, other than the liabilities solely related to First Hawaiian Bank, were assumed by BancWest Holding.

        Other Agreements between the Parties.    The Master Reorganization Agreement required First Hawaiian, BancWest Holding and BNPP, as applicable, to execute the Tax Sharing Agreement and to cooperate in negotiating and executing the Transitional Services Agreement, the Stockholder Agreement, the Registration Rights Agreement and the Expense Reimbursement Agreement.

        Pursuant to the Master Reorganization Agreement, BancWest Holding or Bank of the West was required to identify to First Hawaiian all contracts that were not, as of April 1, 2016, contemplated to be included in the Transitional Services Agreement and that were entered into between BancWest and a third-party. With respect to any such contracts identified, we have the right to determine whether to terminate, retain or amend any contract that was related solely to the "FHI Business" (defined as the business and operations of First Hawaiian Bank and its subsidiaries and the business and operations of BancWest prior to April 1, 2016 as a stand-alone entity related solely to the business and operations of First Hawaiian Bank). We are responsible for any fees, costs or expenses arising from the termination, assignment or amendment of any such contract related solely to the FHI Business. Similarly, BancWest Holding has the right to determine whether to terminate, retain or amend any such identified contract that was related solely to the "BWHI Business" (defined as the business and operations of Bank of the West and its subsidiaries and the business and operations of BancWest prior to April 1, 2016 as a stand-alone entity not related to the business and operations of First Hawaiian Bank (including all assumed obligations that were assigned by BancWest and assumed by BancWest Holding, respectively)). BancWest Holding is responsible for any fees, costs or expenses arising from the termination assignment or amendment of any such contract related solely to the BWHI Business. With respect to any contracts identified that are not solely related to the FHI Business or the BWHI Business, we and BancWest Holding must mutually determine, by good faith cooperation, whether such contracts will be retained by us, assigned by us and assumed by BancWest Holding or terminated. We had the right, where there was no mutual agreement, to terminate any such contract prior to the offering with BancWest Holding being responsible for any related fees, costs or expenses.

        Release of Claims.    Under the terms of the Master Reorganization Agreement, we, BNPP and BancWest Holding provided for the full and complete release and discharge of all liabilities existing or arising from acts or events that occurred or failed to occur prior to April 1, 2016 between BNPP and BancWest Holding and its subsidiaries (the "BWHI Group"), on the one hand, and First Hawaiian and our subsidiaries (the "FHI Group"), on the other hand. In addition, at any time upon the reasonable request of the other, each of First Hawaiian and BancWest Holding agreed to execute and deliver such further releases as may be deemed necessary or desirable to carry out the purposes of the provisions of the Master Reorganization Agreement governing each respective party's release of claims.

        Indemnification.    The Master Reorganization Agreement requires us to indemnify BancWest Holding and the former and current directors, officers and employees of the members of the BWHI Group from all liabilities, damages, costs and expenses relating to:

  •
  the FHI Business, whether arising prior to or after April 1, 2016;

  •
  any breach by any member of the FHI Group of the Master Reorganization Agreement or any ancillary agreement executed by one or more of the parties to the Master Reorganization Agreement in connection with the implementation of the Reorganization Transactions (each, an "Ancillary Agreement"); and

  •
  any contract to which we or any of our subsidiaries was a party, and from which both the BWHI Business and the FHI Business derived a benefit, that terminated prior to April 1, 2016 to the extent (but only to the extent) that the liabilities arise out of or result from the negligence, recklessness, violation of law, fraud or misrepresentation by or of First Hawaiian Bank or any of its subsidiaries.

        Additionally, the Master Reorganization Agreement requires BancWest Holding to indemnify us and the former and current directors, officers and employees of the members of the FHI Group (the "FHI Indemnitees") from all liabilities, damages, costs and expenses relating to:

  •
  the BWHI Business, whether arising prior to or after April 1, 2016;

  •
  any breach by any member of the BWHI Group of the Master Reorganization Agreement or any Ancillary Agreement; and

  •
  any contract to which we or any of our subsidiaries was a party, and from which both the BWHI Business and the FHI Business derived a benefit, that terminated prior to April 1, 2016, except that this indemnity obligation does not apply to the extent (but only to the extent) that the liabilities arise out of or result from the negligence, recklessness, violation of law, fraud or misrepresentation by or of First Hawaiian Bank or any of its subsidiaries.

        BNPP must also indemnify the FHI Indemnitees from and against all liabilities directly resulting from the execution and implementation of the Reorganization Transactions and the separation of BancWest into two independent bank holding companies. However, to the extent any such liability results from the negligence of any member of the BWHI Group or any former or current director, officer or employee of the members of the BWHI Group prior to or as of April 1, 2016, the related indemnification obligations will be the obligations of BancWest Holding and BancWest Holding shall indemnify as described above.

        In addition, under the Master Reorganization Agreement, we, BancWest Holding and BNPP agreed that the Transitional Services Agreement will provide that we and BancWest Holding, respectively, will indemnify the other for any liabilities owed to third parties under the shared services contracts included in the Transitional Services Agreement that arise out of our and BancWest Holding's respective bad acts. See "—Transitional Services Agreement."

Expense Reimbursement Agreement

        Prior to the Reorganization Transactions on April 1, 2016, First Hawaiian Bank provided BancWest with certain services for the ultimate benefit of BNPP and its subsidiaries, including BancWest. First Hawaiian Bank provided these services to BancWest pursuant to a Management Services Agreement dated as of November 28, 2012. Following the Reorganization Transactions, the Management Services Agreement remained in effect, but between First Hawaiian and First Hawaiian Bank, and we entered into an interim expense reimbursement agreement with BancWest Holding, pursuant to which certain services provided by First Hawaiian Bank under the Management Services Agreement were reimbursable by BancWest Holding.

        Effective July 1, 2016, we entered into an Expense Reimbursement Agreement with BancWest Corporation, which replaced the interim expense reimbursement agreement. The Expense Reimbursement Agreement provides that BancWest Corporation will, or will cause BancWest Holding to, reimburse us for certain expenses incurred by us related to services performed for the ultimate benefit of BNPP and its subsidiaries. Such services include:

  •
  services provided by First Hawaiian Bank pursuant to the Management Services Agreement, including services related to the Federal Reserve's Comprehensive Capital Analysis and Review ("CCAR") process, BNPP's subsidiaries' implementation of and compliance with certain reporting requirements, certain compliance, treasury and risk services and the preparation of our financial statements in accordance with IFRS ("Covered Services"); and

  •
  services we and our subsidiaries perform, or will perform, pursuant to the Stockholder Agreement, including services to comply with BNPP's policy framework and to provide BNPP and its subsidiaries with certain information and access ("Other Services").

        With respect to the Covered Services, BancWest Corporation will, or will cause BancWest Holding to, reimburse reasonable expenses covered under the Management Services Agreement to the extent such expenses relate to: (i) a certain portion of salary and benefits attributable to time spent by First Hawaiian Bank employees and management on Covered Services; (ii) reliance on third parties for completion of Covered Services and (iii) travel, lodging and meal expenses related to the foregoing. With respect to the Other Services, we will only be reimbursed for reasonable expenses related to our implementation of policies, procedures, programs or systems required to comply with BNPP's policy framework to the extent such expenses relate to policies, procedures, programs or systems (x) created, adopted, developed and/or implemented after July 1, 2016 or (y) existing as of July 1, 2016, but with respect to which expenses incurred significantly exceed amounts historically incurred (in which case the excess will be reimbursed).

        The Expense Reimbursement Agreement may be terminated upon mutual written agreement of First Hawaiian and BancWest Corporation.

Tax Sharing Agreement

        On April 1, 2016, we entered into a Tax Sharing Agreement with BNPP and BancWest Holding. The Tax Sharing Agreement operates in conjunction with tax allocation agreements that were in existence prior to the Reorganization Transactions and allocates rights and responsibilities among First Hawaiian, BNPP and BancWest Holding for certain tax refunds and liabilities, including tax liabilities arising prior to and as a result of the Reorganization Transactions and tax return preparation and filing requirements.

        Preparation and Payment of Income Taxes Post Reorganization.    Prior to the completion of the Reorganization Transactions, BancWest was responsible for preparing and filing tax returns and ensuring the timely payment of all U.S. federal income taxes and state and local taxes for BancWest and its subsidiaries under the terms of the tax allocation agreements then in existence. Under the Tax

Sharing Agreement, BancWest Holding assumed responsibility for preparing and filing tax returns and collecting, paying, receiving and refunding such income taxes on behalf of itself and First Hawaiian for all relevant tax periods. The Tax Sharing Agreement requires that we provide BancWest Holding with information and documents necessary for completing any relevant tax returns and gives us a right to review and approve items on such returns that are directly related to taxes for which First Hawaiian would be liable.

        Until the Reorganization Transactions occurred, U.S. federal income taxes were allocated among the members of a consolidated group of which BancWest was the parent corporation (and which included Bank of the West and First Hawaiian Bank as wholly owned subsidiaries of BancWest) in accordance with the relevant tax allocation agreements then in existence. The Tax Sharing Agreement provides that all U.S. federal income taxes for taxable periods ending on or prior to the Reorganization Transactions will be allocated among the BancWest consolidated entities under the relevant tax allocation agreements then in existence. Any U.S. federal income taxes of BancWest for a taxable period beginning before the Reorganization Transactions and ending after the Reorganization Transactions will be allocated on a "closing of the books" basis, which is a method of allocating income taxes owed on a pro rata basis, by assuming that the books of the BancWest consolidated entities existing prior to the Reorganization Transactions were closed at the end of April 1, 2016.

        For purposes of state and local taxes owed in various U.S. jurisdictions, members of a unitary group of corporations to which we and BancWest Holding belong under applicable state tax laws and regulations will allocate tax liabilities according to the tax allocation agreements and the IHC Tax Allocation Agreement (as defined below), as applicable, except as described below under the section entitled "Tax Liability Arising from the Reorganization Transactions."

        Tax Liability Arising from the Reorganization Transactions.    As part of the Reorganization Transactions, First Hawaiian distributed all of BancWest Holding's shares to BNPP. The distribution of BancWest Holding was a taxable event under certain state tax laws, including California law. Under the provisions of the Tax Sharing Agreement, we are responsible for all state and local taxes resulting from or arising out of the distribution of BancWest Holding that are expected to be allocated to First Hawaiian under the tax allocation agreements. We paid state and local income taxes of approximately $95.4 million in June 2016 (which we expect to be partially offset by an expected federal tax reduction of approximately $33.4 million in 2017) in connection with the Reorganization Transactions (the "Expected Taxes").

        First Hawaiian's state and local tax liabilities shown on tax returns filed by BancWest Holding in connection with the distribution (the "Return Taxes") may be different from the amount of Expected Taxes in a relevant jurisdiction (each such difference, a "Return Difference"). Each Return Difference is subject to First Hawaiian's right to review and approve the tax items directly related to such Return Difference, and, in the event of any related disagreements between First Hawaiian and BancWest Holding, to good faith negotiation and final determination by a third-party. If the Return Taxes exceed the Expected Taxes, the difference (after taking into account any tax benefits and costs to First Hawaiian resulting from such difference) is payable by BancWest Holding to First Hawaiian, and if the Return Taxes are less than the Expected Taxes, the difference (after taking into account any U.S. federal income tax costs to First Hawaiian resulting from such difference) is payable by First Hawaiian to BancWest Holding.

        The Tax Sharing Agreement also provides that, in the event that any tax authority makes a determination under federal, state or local tax law that the tax liability of First Hawaiian arising out of the Reorganization Transactions is greater than the Return Taxes (the "Unexpected Taxes"), BancWest Holding will make a payment to First Hawaiian in the amount of such Unexpected Taxes (after taking into account any tax benefits and costs to First Hawaiian resulting from such increase in tax liability). In the event that any tax authority makes a determination under federal, state or local tax law that the tax liability of First Hawaiian arising out of the Reorganization Transactions is less than the Return Taxes (the "Unexpected Tax Reduction"), First Hawaiian will make a payment to BancWest Holding in the amount of such Unexpected Tax Reduction (after taking into account any U.S. federal income tax costs to First Hawaiian resulting from such decrease in tax liability).

        Under the Tax Sharing Agreement, no payment with respect to tax liability arising from the Reorganization Transactions will be made by either First Hawaiian or BancWest Holding, unless the aggregate amount of payments required exceeds $10,000.

        Treatment of Refunds and Other Tax Benefits ("Refunds").    Under the provisions of the Tax Sharing Agreement, if, pursuant to the tax allocation agreements, we receive any Refund with respect to (1) the taxes paid in respect of taxable periods prior to the Reorganization Transactions or (2) the Return Taxes, we will make a payment to BancWest Holding in the amount of such Refund reduced by any tax costs incurred by First Hawaiian as a result of such Refund. Our obligation to pay such Refund amounts to BancWest Holding is subject to all applicable U.S. banking laws and regulations.

        Tax Contests.    In the event of an audit, review, examination or any other administrative or judicial action involving any tax reported under the Tax Sharing Agreement ("Tax Contest"), BancWest Holding generally has the responsibility, control and discretion in handling, defending, settling or contesting such Tax Contest. The Tax Sharing Agreement requires all parties to cooperate with each other to furnish necessary information and documents and take any remedial actions to minimize the effects of any adjustment to be made as a result of such Tax Contest. To the extent that such Tax Contest could result in a tax liability that is allocated to us under the Tax Sharing Agreement, we are, at our own cost and expense, entitled to participate in such Tax Contest and BancWest Holding may not settle or compromise such Tax Contest without obtaining our prior written consent.

Tax Allocation Agreement

        In connection with the Restructuring Transactions, we and BancWest Holding each became an indirect subsidiary of BNP Paribas USA. Accordingly, we entered into an Agreement for Allocation and Settlement of Income Tax Liabilities with BNPP, BNP Paribas Fortis, BNP Paribas USA, BancWest Corporation, BancWest Holding and Bank of the West, to be effective as of July 1, 2016 (the "IHC Tax Allocation Agreement"), which governs the parties' respective rights and obligations in respect of federal income taxes for taxable periods ending after July 1, 2016, and state and local income taxes for taxable periods ending within or after 2016. The IHC Tax Allocation Agreement replaces all previous tax allocation and sharing agreements to which BNP Paribas USA or any of its subsidiaries, including us, may have been a party, other than the Tax Sharing Agreement. In the event of conflict between the IHC Tax Allocation Agreement and the Tax Sharing Agreement, the Tax Sharing Agreement controls, except that the allocation of state and local income taxes, other than state and local income tax liabilities arising from or in connection with the Reorganization Transactions, is governed by the IHC Tax Allocation Agreement. In addition, the IHC Tax Allocation Agreement is intended to comply with and be interpreted in accordance with federal and state regulatory tax sharing guidelines outlined in the Interagency Policy Statement dated January 2015.

License Agreement

        We and First Hawaiian Bank have entered into a License Agreement with BancWest Holding, BancWest Corporation and Bank of the West with respect to (1) models, data and related documentation for CCAR and DFAST purposes (the "Models"), (2) processes and coding for use in connection with the implementation of, and compliance with, the reporting requirements of BNP Paribas USA and BancWest Corporation (the "Reporting Processes") and (3) certain technology developed in connection with services provided under the Transitional Services Agreement (the "Services Technology"), in each case developed by the parties to the License Agreement.

        Under the License Agreement, each party has granted each other party a perpetual, non-exclusive license to its rights in the Models, Reporting Processes and Services Technology, it being understood that the parties must obtain any necessary third-party rights to intellectual property, data, models, materials and information included or incorporated in or with any Model, Reporting Process or Services Technology.

Other Related Party Transactions with BNPP

BNPP Equity Options and Stock Awards

        Certain of our named executive officers have received BNPP equity option and stock awards, as more fully described in the section entitled "Executive and Director Compensation."

Other Related Party Transactions

        In the ordinary course of our business, we have engaged and expect to continue engaging through the Bank in ordinary banking transactions with our directors, executive officers, their immediate family members and companies in which they may have a 5% or more beneficial ownership interest, including loans to such persons. Any such loan was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time such loan was made as loans made to persons who were not related to us. These loans do not involve more than the normal credit collection risk and do not present any other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires directors, executive officers and greater than 10% beneficial owners of the Company's common stock to file reports concerning their ownership of and transactions in such common stock. Based on a review of these reports filed by the Company's officers, directors and shareholders, the Company believes that its officers, directors and shareholders complied with all filing requirements under Section 16(a) of the Exchange Act during fiscal year 2016.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board, which consists entirely of directors who meet the independence requirements of applicable SEC regulations and the NASDAQ listing standards for audit committee members, has furnished the following report:

Report of the Audit Committee

        The Company's management is responsible for the Company's internal controls and financial reporting process. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America ("GAAP"). The Audit Committee oversees the Company's internal controls and financial reporting process on behalf of the Board of Directors and in accordance with the Audit Committee Charter.

        In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with GAAP and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, including the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

        In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the firm's independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

        The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expresses an opinion on the conformity of the

Company's financial statements to GAAP. The Audit Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent registered public accounting firm do not assure that the Company's financial statements are presented in accordance with GAAP, that the audit of the Company's financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America or that the Company's independent registered public accounting firm is "independent."

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.

Audit Committee Members
W. Allen Doane (Chair)    Allen Uyeda    Matthew Cox

PRINCIPAL ACCOUNTANT FEES

        The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company's annual consolidated financial statements at and for the fiscal year ended December 31, 2016 and annual combined financial statements at and for the fiscal year ended December 31, 2015 (which give effect to the Reorganization Transactions), and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

        The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2016 and 2015 by Deloitte & Touche LLP.

	2016	2015
Audit Fees	$2,342,000	$2,924,000
Audit Related Fees(1)	79,000	15,000
Tax Fees	—	—
All Other Fees	—	—

Total	$2,421,000	$2,939,000

(1)
Includes fees for professional services rendered for the completion of agreed upon procedures related to consolidated financial reporting in 2016 and the termination of the Grand Cayman branch operations in 2015.

        The Audit Committee Charter requires the pre-approval of all fees and services to be provided by the Company's independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has sole authority, without action by the Board, for the review and approval of such services and fees. Since the Audit Committee had not been formed prior to the retention of our independent auditors to perform the audit and audit-related services referenced above for fiscal year 2015, these fees and services were ultimately approved by BNPP, our then sole shareholder. Since the IPO, all such fees and services were pre-approved by the Audit Committee in accordance with these procedures.

 PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        Deloitte & Touche LLP, independent registered public accounting firm, served as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2016, and the Audit Committee has appointed Deloitte & Touche LLP as auditors for the Company for the fiscal year ending December 31, 2017. The Board and the Audit Committee recommend that stockholders ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company. The Company's organizational documents do not require that stockholders ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm. However, the Board believes such ratification is a matter of good corporate practice. If stockholders do not ratify the appointment, the Audit Committee will reconsider its selection but may still retain Deloitte & Touche LLP. One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and afforded an opportunity to make a statement, if they desire to do so, and to be available to respond to questions from stockholders.

Required Vote

        Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017 requires the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions will have the same effect as a vote against ratification.

        THE BOARD OF DIRECTORS AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017.

 OTHER BUSINESS

        As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy card intend to vote each proxy, to the extent entitled, in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

        Stockholders who, in accordance with the SEC's Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2018 Annual Meeting of Stockholders must submit their proposals by certified mail, return receipt requested, and must be received by the Corporate Secretary at our principal offices in Honolulu, Hawaii on or before November 22, 2017, to be eligible for inclusion in our proxy statement and proxy card relating to that meeting. In the event that we hold our 2018 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the Annual Meeting, we will disclose the new deadline by which stockholders' proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

        In accordance with the Company's Bylaws, proposals of stockholders intended to be presented at the 2018 Annual Meeting of Stockholders (other than director nominations) must be received by the Company's Secretary no later than January 26, 2018, nor earlier than December 27, 2017 provided that if the 2018 Annual Meeting is held more than 30 days before, or 60 days after, April 26, 2018, such notice must be given by the later of the close of business on the date 90 days prior to the meeting date or the tenth day following the date the meeting date is first publicly announced or disclosed.

Furthermore, in order for any stockholder to properly propose any business for consideration at the 2018 Annual Meeting, including the nomination of any person for election as a director, or any other matter raised other than pursuant to Rule 14a-8 of the proxy rules adopted under the Exchange Act, written notice of the stockholder's intention to make such proposal must be furnished to the Company in accordance with, and including such information required by, the Company's Bylaws. A copy of the Company's Bylaws is available on our website at www.fhb.com.

        The Governance Committee considers nominees recommended by stockholders as candidates for election to the Board using the same criteria as candidates selected by the Governance Committee discussed in the section entitled "Proposal No. 1—Election of Directors." A stockholder wishing to nominate a candidate for election to the Board at an annual meeting is required to give written notice to the Company's Secretary of his or her intention to make a nomination in accordance with the requirements contained in the Company's Bylaws. Pursuant to the Company's Bylaws, notice of director nominations to be presented at the 2018 Annual Meeting of Stockholders must be received by the Company's Secretary no later than January 26, 2018, nor earlier than December 27, 2017 provided that if the 2018 Annual Meeting of Stockholders is held more than 30 days before, or 60 days after, April 26, 2018, such notice must be given by the later of the close of business on the date 90 days prior to the meeting date or the tenth day following the date the meeting date is first publicly announced or disclosed. If the number of directors to be elected to the Board is increased and either all of the nominees for director or the size of the increased Board is not publicly announced or disclosed by the Company at least 100 days prior to the first anniversary of the preceding year's annual meeting, notice of any stockholder nominees to serve as directors for any newly created positions resulting from the increased size may be delivered to the Company's Secretary no later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board shall have been publicly announced or disclosed. A copy of the Company's Bylaws is available on our website at www.fhb.com.

 DISTRIBUTION OF CERTAIN DOCUMENTS

        This Proxy Statement and our 2016 Annual Report to Stockholders are available at www.fhb.com.

        The Annual Report of First Hawaiian, Inc. for the fiscal year ended December 31, 2016 (the "2016 Annual Report"), which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, is being made available with this Proxy Statement to our stockholders. Stockholders are referred to the 2016 Annual Report for financial and other information about us. The 2016 Annual Report is not a part of this Proxy Statement. This Proxy Statement and the 2016 Annual Report are also available on our website at http://proxy.fhb.com.

        We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our website at www.fhb.com or the SEC's website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including this Proxy Statement, the 2016 Annual Report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, without charge to any stockholder upon written request or verbal request to our Company's Corporate Secretary at First Hawaiian, Inc., 999 Bishop Street, Honolulu, Hawaii 96813.

By order of the Board of Directors,

Joel E. Rappoport
Executive Vice President, General Counsel and Secretary

        A copy of the Company's 2016 Annual Report as filed with the SEC is being furnished together with this Proxy Statement. The Company's 2016 Annual Report does not form any part of the material for the solicitation of proxies.

- 0 FIRST HAWAIIAN, INC. Proxy for Annual meeting of stockholders on April 26, 2017 solicited on Behalf of the Board of directors The undersigned hereby appoints Matthew Cox, W. Allen Doane and Allen B. Uyeda, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of First Hawaiian, Inc., to be held on April 26, 2017 at 8:00 a.m. local time at The Bankers Club, 999 Bishop Street, 30th Floor, Honolulu, Hawaii, and at any adjournments or postponements thereof, as follows: (continued and to be signed on the reverse side.) 14475 1.1

ANNUAL meeTiNG oF sTocKhoLdeRs oF FiRsT hAWAiiAN, iNc. April 26, 2017 8:00 a.m. Go GReeN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NoTice oF iNTeRNeT AvAiLABiLiTY oF PRoXY mATeRiAL: The Notice of Meeting, proxy statement and proxy card are available at http://proxy.fhb.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20930000000000001000 2 042617 properly come before the Annual Meeting. At the present time, the Board of Directors revocable and, when properly executed, will be voted as directed herein by the NomiNees in Proposal 1 and FoR Proposal 2. This proxy also confers discretionary the conduct of the Annual Meeting. changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. The BoARd oF diRecToRs RecommeNds A voTe "FoR" ALL The NomiNees LisTed ANd "FoR" PRoPosAL 2. PLeAse siGN, dATe ANd ReTURN PRomPTLY iN The eNcLosed eNveLoPe. PLeAse mARK YoUR voTe iN BLUe oR BLAcK iNK As shoWN heRe x 1. Election of Directors: NomiNees: FOR ALL NOMINEESO Matthew Cox O W. Allen Doane WITHHOLD AUTHORITYO Thibault Fulconis FOR ALL NOMINEESO Gérard Gil O Jean-Milan Givadinovitch FOR ALL EXCEPTO Robert S. Harrison (See instructions below)O J. Michael Shepherd O Allen B. Uyeda O Michel Vial INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Ratification of the appointment of Deloitte and Touche LLP to serve as the independent registered public accounting firm for the year ending December 31, 2017. In their discretion, the proxies are authorized to vote upon such other business as may knows of no other business to be presented at the Annual Meeting. This proxy is undersigned stockholder. if no direction is made, this proxy will be voted FoR ALL authority to vote (1) with respect to the election of any person as director, where the nominee is unable to serve or for good cause will not serve and (2) on matters incident to MARK“X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

ANNUAL meeTiNG oF sTocKhoLdeRs oF FiRsT hAWAiiAN, April 26, 2017 8:00 a.m. iNc. iNTeRNeT - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TeLePhoNe - Call toll-free 1-800-PRoXies (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PMESTthe day before the meeting. mAiL - Sign, date and mail your proxy card in the envelope provided as soon as possible. iNPeRsoN - You may vote your shares in person by attending the Annual Meeting. Go GReeN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20930000000000001000 2 042617 ending December 31, 2017. O Matthew Cox FOR ALL NOMINEES properly come before the Annual Meeting. At the present time, the Board of Directors revocable and, when properly executed, will be voted as directed herein by the NomiNees in Proposal 1 and FoR Proposal 2. This proxy also confers discretionary the conduct of the Annual Meeting. changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. The BoARd oF diRecToRs RecommeNds A voTe "FoR" ALL The NomiNees LisTed ANd "FoR" PRoPosAL 2. PLeAse siGN, dATe ANd ReTURN PRomPTLY iN The eNcLosed eNveLoPe. PLeAse mARK YoUR voTe iN BLUe oR BLAcK iNK As shoWN heRe x 1. Election of Directors: NomiNees: O W. Allen Doane WITHHOLD AUTHORITYO Thibault Fulconis FOR ALL NOMINEESO Gérard Gil O Jean-Milan Givadinovitch FOR ALL EXCEPTO Robert S. Harrison (See instructions below)O J. Michael Shepherd O Allen B. Uyeda O Michel Vial INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Ratification of the appointment of Deloitte and Touche LLP to serve as the independent registered public accounting firm for the year In their discretion, the proxies are authorized to vote upon such other business as may knows of no other business to be presented at the Annual Meeting. This proxy is undersigned stockholder. if no direction is made, this proxy will be voted FoR ALL authority to vote (1) with respect to the election of any person as director, where the nominee is unable to serve or for good cause will not serve and (2) on matters incident to MARK“X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate: NoTice oF iNTeRNeT AvAiLABiLiTY oF PRoXY mATeRiAL: The Notice of Meeting, proxy statement and proxy card are available at http://proxy.fhb.com comPANY NUmBeR AccoUNT NUmBeR PRoXY voTiNG iNsTRUcTioNs